As filed with the Securities and Exchange Commission on March 24, 2005
                                                    REGISTRATION NO. 333-123226
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC

             (Exact name of Registrant as specified in its charter)


                  MICHIGAN                              38-3536414
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)


                               27777 INKSTER ROAD
                     FARMINGTON HILLS, MICHIGAN 48334-5326
                                 (248) 427-6300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         CHRISTOPHER A. TARAVELLA, ESQ.
                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                               27777 INKSTER ROAD
                     FARMINGTON HILLS, MICHIGAN 48334-5326
                                 (248) 427-2577
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------
                                With a Copy to:
                            RENWICK D. MARTIN, ESQ.
                         SIDLEY AUSTIN BROWN & WOOD LLP
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 839-5319
                      ------------------------------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
                      ------------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
__________________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | _________________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

========================= =================== ============= ================ ===================
                                                Proposed
                                                Maximum        Proposed
 Title of Each Class of                          Offering       Maximum          Amount of
    Securities to be          Amount to be      Price Per       Aggregate      Registration Fee
       Registered            Registered(1)       Unit (2)    Offering Price          (3)
------------------------- ------------------- ------------- ---------------- -------------------
Asset Backed Notes and
Asset Backed Certificates   $12,409,000,000        100%      $12,409,000,000    $1,460,539.30
------------------------- ------------------- ------------- ---------------- -------------------

(1) With respect to securities denominated in a foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such securities are originally offered.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, $305,220.30 of the registration fee for this Registration Statement is being offset by the registration fee already paid in connection with unsold securities registered by DaimlerChrylser Services North America LLC under Registration Statement No. 333-75942, initially filed with the Securities and Exchange Commission on January 25, 2002. In addition, $117.70 of the registration fee was paid with the initial filing of this Registration Statement.
-------------------------------------------------------------------------------

Information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                       Subject to completion, dated [o]
      DAIMLERCHRYSLER                                    prospectus supplement
                                             to prospectus dated _____ __, ____

                           $_______________________
                      DAIMLERCHRYSLER AUTO TRUST 200__-__
        DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, Seller and Servicer


The trust will issue the following [securities] [notes] that will be backed by automobile and light duty truck receivables purchased directly from DaimlerChrysler Services North America LLC.

-------------------------------------------------------------------------------

                                         Total [Securities] [Notes] Issued
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
                                          Original        Fixed          Price                           Proceeds
               Class                  Principal Amount   Interest        to the        Underwriting       to the
                                                           Rate        Public(2)           Fees          Seller(2)
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
A-1 Notes[(1)]                        $                     %             n/a              n/a              n/a
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
A-2 Notes                             $                     %              %                %                %
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
A-3 Notes                             $                     %              %                %                %
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
A-4 Notes                             $                     %              %                %                %
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
[Certificates                         $                    n/a            n/a              n/a             n/a]
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
[B Notes                              $                     %              %                %               %]
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
Total [Securities] [Notes]            $                    n/a      $                 $               $
------------------------------------- ----------------- ----------- ----------------- --------------- ----------------

[(1) Not being offered publicly or in this document.] [The certificates are subordinated.]
(2) Plus accrued interest from ______ _, ____.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  Initial Credit Enhancement for the Notes(1)(2)
                                -------------------- -------------------------- ------------------- ------------------
                                   [Certificates
                                (Subordinated) (4)   Overcollateralization(3)      Reserve Fund           Total
                                -------------------- -------------------------- ------------------- ------------------
Amount                                   $                       $                      $                   $
------------------------------- -------------------- -------------------------- ------------------- ------------------
Percentage of Total
[Securities][Notes]                      %                       %                      %                   %

(1)  The expected excess cash flows generated from the difference between the interest collections on all the receivables (including principal collections allocable to the yield supplement overcollateralization amount) and the sum of the servicing fee, the interest payments on the outstanding [notes] [securities] and required reserve fund deposits could also provide credit enhancement.
[(2) [Payment of principal of the B notes is subordinated to the A notes.
     Such subordination provides credit enhancement for the A notes.]
(3)  The overcollateralization amount does not include the yield supplement overcollateralization amount which is initially $[o].
[(4) [The Certificates do not bear interest.]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
             Before you decide to invest in any of the offered securities, please read this prospectus supplement and the prospectus, especially the risk factors beginning on page [ ] of this prospectus supplement and on page [ ] of the prospectus. The securities will be obligations of the trust only and neither the securities nor the assets of the trust will represent interests in or obligations of DaimlerChrysler AG, DaimlerChrysler Services North America LLC or any of their affiliates.
             These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------


                                [Underwriters]
            The date of this prospectus supplement is  _____ __, ____

               READING THE PROSPECTUS AND PROSPECTUS SUPPLEMENT

      We provide information on the offered securities in two documents that offer varying levels of detail:

      1. Prospectus -- provides general information, some of which may not apply to the offered securities.

      2. Prospectus Supplement -- provides a summary of the specific terms of the offered securities.

      We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S". If the terms of the offered [securities] [notes] described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [___] in this document and on page [___] in the prospectus to locate the referenced sections.

         The Index of Principal Terms on page [__] in the prospectus lists the pages where capitalized terms used in the prospectus or prospectus supplement are defined.

-------------------------------------------------------------------------------
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------




TRANSACTION ILLUSTRATION..........................S-4
RISK FACTORS......................................S-5
TRANSACTION OVERVIEW..............................S-6
   PARTIES TO THE TRANSACTION.....................S-6
   [SECURITIES] [NOTES] OFFERED...................S-7
   RECEIVABLES POOL...............................S-7
      Composition of the Receivables Pool.........S-8
      New/Used Distribution.......................S-8
      Distribution by APR.........................S-9
      Geographic Distribution....................S-10
      Selection Criteria.........................S-11
   NET CREDIT LOSS AND DELINQUENCY EXPERIENCE....S-11
      DCS Net Credit Loss and Repossession
      Experience.................................S-12
      DCS Delinquency Experience.................S-12
   PAYMENTS ON THE NOTES.........................S-13
      Payment Dates..............................S-13
      Interest Payments..........................S-13
      Principal Payments.........................S-14
      Optional Redemption........................S-15
      Certain Provisions of the Indenture--
      Events of Default; Rights upon Event
      of Default.................................S-15

   FLOW OF FUNDS.................................S-18
      Sources of Funds Available for
      Distribution...............................S-18
      Application of Available Funds.............S-19
      [Note] Principal Distribution Account and
      Payments of Principal of the [notes]
      [securities]...............................S-20
   CREDIT ENHANCEMENT............................S-22
      Overcollateralization......................S-22
      Excess Interest Collections................S-22
      Reserve Fund...............................S-23
      [Subordinated B Notes......................S-23
   YIELD SUPPLEMENT OVERCOLLATERALIZATION
   AMOUNT........................................S-24
   SERVICING.....................................S-26
      Compensation...............................S-26
   THE TRUST.....................................S-26
      Activities.................................S-26
      Capitalization.............................S-27
UNDERWRITING.....................................S-28
FEDERAL INCOME TAX CONSEQUENCES..................S-29
LEGAL OPINIONS...................................S-29


----------------------------------------------------------------------------------------------------------------------------
                                               TRANSACTION ILLUSTRATION
----------------------------------------------------------------------------------------------------------------------------




                                              on or about [closing date]
                                               (approximate $ thousands)

                                     --------------------------------------------
                                    | DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC |
                                    |            [Seller and Servicer]           |----------
                                      -------------------------------------------           |
                                                |               |                           |
                                                |               |                           |
                                                |               |                           |
                                                |               |                           |
              ----------------------------------------          |                           |
             | DAIMLERCHRYSLER RETAIL RECEIVABLES LLC |         |                           |
             |      [Special Purpose Entity]          |         |              $__________  |   $_____________
              ----------------------------------------          |              receivables  |   reserve
                          ^                                     |                           |   fund
                          |                                     |                           |
                          |                                     |                           |
                          |                                     |                           |
                ---------------------                           |                           |
              |         Initial       |                         |                           |
              |    Yield Supplement   |                         |                           |
              | Overcollateralization |                         |                           |
              |       Amount(2)       |--------                 |                           |
              |       $               |        |                |                           |
                ---------------------          |                |                           |
                                               |                |                           |
                                               |                |                           |
                                               |                |                           |
                                               V                V                           V
 -----------------                   ------------------------------------------         --------------
|                 |                 |                                           |      |  __________  |
|[Certificates(1) |<----------------|   DAIMLERCHRYSLER AUTO TRUST 20__-__      |------|  [Indenture  |
|   $_________]   |                 |               [Issuer]                    |      |   Trustee]   |
|                 |                 |                                           |      |              |
 -----------------                   ------------------------------------------         --------------
                                        |              |                     |
                                        |              |                     |
                                        |              |                     |
                                        |              |                     |
                                        |              V                     V
 ----------------                       |    -------------------       ------------
|________________|                      |   |                   |     |            |
|[Owner Trustee] |----------------------    |   A-1 Notes(1)    |     | A-2 Notes  |
|                |                          |   $___________    |     | $________  |
 ----------------                            -------------------      | A-3 Notes  |
                                                                      | $________  |
                                                                      | A-4 Notes  |
                                                                      | $________  |
                                                                      | [B Notes   |
                                                                      | $________] |
                                                                      |            |
                                                                       ------------

_______________________________________________________________________________
[(1) Not being offered publicly or in this document. [The certificates are subordinated.]]
 (2) The yield supplement overcollateralization amount starts at this amount and declines as set forth on page [S-26] in this document.

-------------------------------------------------------------------------------
                                 RISK FACTORS
-------------------------------------------------------------------------------

         Investors should consider the following risk factors as well as the risk factors set forth in the prospectus.

                     [B NOTES ARE SUBJECT TO GREATER RISKS
                         BECAUSE THEY ARE SUBORDINATED

         The B notes bear a greater credit risk than the A notes because payments of principal of and interest on the B notes are subordinated as described in this prospectus supplement to payments on the A notes.

            HOLDERS OF B NOTES MAY SUFFER LOSSES BECAUSE THEY HAVE LIMITED CONTROL OVER ACTIONS OF THE TRUST AND CONFLICTS
                 BETWEEN THE A NOTES AND THE B NOTES MAY OCCUR

         Because the trust has pledged its property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the A notes until they are paid in full.

         Furthermore, the holders of a majority of the principal amount of the notes, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive defaults by the servicer in the performance of its obligations under the sale and servicing agreement or to terminate the servicer as the servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of the B notes. The principal amount of the A notes is expected to constitute a majority of the principal amount of the notes until the A notes are paid in full. Consequently, the holder of the B notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive defaults by the servicer or to remove the servicer until the A notes have been paid in full.]

-------------------------------------------------------------------------------
                             TRANSACTION OVERVIEW
-------------------------------------------------------------------------------

                          PARTIES TO THE TRANSACTION

-------------------------------------------------------------------------------

     -------------------------------- -----------------------------------------

                 Entity                                   Description
     -------------------------------- -----------------------------------------
                                      o  Issuer of the [securities] [notes]
     DaimlerChrysler Auto
     Trust 200___-___                 o  A Delaware statutory trust

                                      o  Principal office is in Wilmington,
                                         Delaware
     -------------------------------- -----------------------------------------
                                      o  Seller of the receivables to the trust
     DaimlerChrysler Services
     North America LLC                o  Servicer of the receivables
     ("DCS")
                                      o  An indirect wholly-owned subsidiary of
                                         DaimlerChrysler AG

                                      o  A Michigan limited liability company

                                      o  Originator of DCS receivables
     -------------------------------- -----------------------------------------
     ___________________(1)           o  Indenture trustee

                                      o  Performs duties for the benefit of the
                                         noteholders
     -------------------------------- -----------------------------------------
     ___________________(1)           o  Owner trustee

                                      o  Performs duties for the benefit of the
                                         noteholders
     -------------------------------- -----------------------------------------
                                      o  A special-purpose financing entity
     DaimlerChrysler Retail
     formerly named Receivables LLC   o  A Michigan limited liability company,
                                         Premier Receivables L.L.C.

                                      o  An indirect wholly-owned subsidiary of
                                         DCS

                                      o  [Initial holder of the subordinated
                                         certificates]

                                      o  Initial owner of rights to
                                         [overcollaterilization distributions
                                         and] residual cash flows
     -------------------------------- -----------------------------------------
(1)  The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee, the owner trustee and their affiliates.
-------------------------------------------------------------------------------

                         [SECURITIES] [NOTES] OFFERED

         The trust will issue approximately $_____________ of [securities, comprised of both notes and certificates] [notes]. This prospectus supplement provides information on the following [securities] [notes]:

 ------------------------------------------------------------------------------

                                 Offered Notes

 ----------------- ------------------------ -------------------- --------------
       Class          Principal Amount        Fixed Per Annum     Legal Final
                                               Interest Rate
 ----------------- ------------------------ -------------------- --------------
     A-2 Notes                      $                %
 ----------------- ------------------------ -------------------- --------------
     A-3 Notes                      $                %
 ----------------- ------------------------ -------------------- --------------
     A-4 Notes                      $                %
 ----------------- ------------------------ -------------------- --------------
     [B Notes]                      $                %
 ----------------- ------------------------ -------------------- --------------


      The trust will also issue $___________ of Class A-1, ____% asset-backed notes, due on ____________ [and $________ of subordinated certificates]. Other points to consider include:

      o the outstanding principal of each class of notes is due by its maturity date (each, a "Legal Final"),

      o by [closing date] [o] nationally recognized rating agencies will rate the offered [securities] [A notes] in the highest investment rating category [and will rate the B notes at least ["A"] or its equivalent],

      o the offered [securities] [notes] will be issued on or about [closing date] in book-entry form through the facilities of DTC, Clearstream and the Euroclear System, and

      o the offered [securities] [notes] are generally eligible for purchase by employee benefit plans, subject to important considerations; refer to the "ERISA Considerations" section of the prospectus.


                               RECEIVABLES POOL

      On [closing date] the trust will use the proceeds from the issuance of the [securities] [notes] to purchase a pool of automobile and light duty truck receivables from the seller. Collections on this pool of receivables will be the trust's principal source of funds for making payments on the [securities] [notes]. The following information about the receivables is as of ______________ (the "Cut-off Date").

The receivables pool had the following characteristics:

-------------------------------------------------------------------------------

                      Composition of the Receivables Pool
                             As of [Cut-off Date]

  Aggregate Principal Balance                                     $
  ---------------------------------------------- --------------------------
  Number of Receivables
  ---------------------------------------------- --------------------------
  Average Principal Balance                                       $
  ---------------------------------------------- --------------------------
  Weighted Average APR                                                   %
  ---------------------------------------------- --------------------------
  Weighted Average Original Term                                    months
  ---------------------------------------------- --------------------------
  Weighted Average Remaining Term                                   months
  ---------------------------------------------- --------------------------

-------------------------------------------------------------------------------

The receivables pool had the following new vehicle/used vehicle distribution:

-------------------------------------------------------------------------------

                             New/Used Distribution
                            of the Receivables Pool
                             As of [Cut-off Date]
                                                 -------------- ---------------
                                                      New           Used
                                                 -------------- ---------------

 -------------------------------------------------------------- ---------------
 Aggregate Principal Balance                                 $               $
 -------------------------------------------------------------- ---------------
 Percentage of Aggregate Principal Balance                   %               %
 -------------------------------------------------------------- ---------------
 Number of Receivables
 -------------------------------------------------------------- ---------------
 Percentage of Receivables                                   %               %
 -------------------------------------------------------------- ---------------

-------------------------------------------------------------------------------

The receivables pool had the following distribution by APR:


                              Distribution by APR
                 of the Receivables Pool As of [Cut-off Date]

                                                   Number of          Aggregate Principal        Percent of Aggregate
APR Range                                         Receivables               Balance              Principal Balance(1)
---------                                         -----------         -------------------        --------------------
0.00% to 1.00%...........................                              $                                   %
1.01% to 2.00%...........................                              $
2.01% to 3.00%...........................                              $
3.01% to 4.00%...........................                              $
4.01% to 5.00%...........................                              $
5.01% to 6.00%...........................                              $
6.01% to 7.00%...........................                              $
7.01% to 8.00%...........................                              $
8.01% to 9.00%...........................                              $
9.01% to 10.00%..........................                              $
10.01% to 11.00%.........................                              $
11.01% to 12.00%.........................                              $
12.01% to 13.00%.........................                              $
13.01% to 14.00%.........................                              $
14.01% to 15.00%.........................                              $
15.01% to 16.00%.........................                              $
16.01% to 17.00%.........................                              $
17.01% to 18.00%.........................                              $
18.01% to 19.00%.........................                              $
19.01% to 20.00%.........................                              $
Greater than 20.00%......................                              $
                                                ----                   $
                                                                       ------------------
Totals...................................                              $                                 100.0%
                                                                       ==================                ======

         ------------
(1)      Percentages may not add to 100.0% because of rounding.

         The following table lists the ten states with the largest percentage concentration of the aggregate principal balance of the receivables pool based on the physical address of the dealer originating the receivable. No other state accounts for more than ___% of the aggregate principal balance of the receivables pool as of [Cut-off Date].

     -----------------------------------------------------------------------

                            Geographic Distribution
                            of the Receivables Pool
                              As of [Cut-off Date]
          --------------------------------- -----------------------------

                         State                  Percentage of Aggregate
                                                Principal Balance(1)
          --------------------------------- -----------------------------
                                                          %
          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
          All Other
          ---------------------------------------------------------------
          Total                                         100.0%
          ---------------------------------------------------------------
     (1) Percentages may not add to 100.0% because of rounding.



     -----------------------------------------------------------------------

Selection Criteria

      We used the following criteria to select the receivables pool:

      o Each receivable was originally purchased by the seller from dealers in the ordinary course of its business.

      o Interest on each receivable is computed using the simple interest method.

      o     As of [Cut-off Date]:

            - no receivable was more than [30] days past due (an account is not considered past due if the amount past due is less than [10.0]% of the scheduled monthly payment),

            -     no receivable was the subject of a bankruptcy proceeding,

            - each receivable had a remaining principal balance of at least $[________], and

            - each receivable had a scheduled maturity on or before [__________, 20__].

      The seller believes its selection procedures are not adverse to [securityholders] [noteholders].

      Refer to the "Receivable Pools" section in the prospectus for additional selection criteria.



                  NET CREDIT LOSS AND DELINQUENCY EXPERIENCE


      Net credit loss experience is dependent upon general economic conditions, the number of repossessions, the amount of principal and accrued interest outstanding on the receivable at the time of repossession, and the resale values of the repossessed vehicles. In general, the resale prices of used vehicles have declined. Economic conditions and some other factors may vary by geographic region. The geographic distribution of the receivables pool is set forth under "Receivables Pool" in this prospectus supplement.

         The following tables detail the net credit loss, repossession and delinquency experience of DCS's United States portfolio of new and used automobile and light duty truck retail receivables. The information includes:

      o an immaterial amount of retail receivables secured by vehicles other than automobiles and light duty trucks and

      o     previously sold contracts which DCS continues to service.

      Unless otherwise indicated, all amounts and percentages are based on estimated gross collections, including principal and interest.

      We cannot assure you that the net credit loss, repossession and delinquency experience on the receivables sold to the trust will be comparable to the following historical experience.


-----------------------------------------------------------------------------------------------------------------

                                DCS Net Credit Loss and Repossession Experience

                                                                 Year Ended December 31,
                                            ---------------------------------------------------------------------
                                               2004        2003       2002        2001       2000        1999
                                            ---------------------------------------------------------------------
     Average Portfolio Outstanding During     $41,272     $39,456    $38,872     $36,609    $30,590     $26,191
       the Period
       ($ Millions)
     ------------------------------------------------------------------------------------------------------------
     Average Number of Contracts            2,564,743    2,501,315  2,420,968   2,254,297  2,004,982   1,835,534
       Outstanding During the Period
     ------------------------------------------------------------------------------------------------------------
     Repossessions as a Percentage of
       Average Number of Contracts
       Outstanding(3)                          2.04%       2.08%      1.97%       1.84%      1.82%       2.16%
     ------------------------------------------------------------------------------------------------------------
     Net Credit Losses as Percentage of
       Liquidations(1)(2)                      1.99%       2.15%      1.94%       1.83%      1.77%       1.91%
     ------------------------------------------------------------------------------------------------------------
     Net Credit Losses as a Percentage of
       Average Portfolio Outstanding(1)        1.05%       1.07%      1.00%       0.81%      0.78%       0.98%
     ------------------------------------------------------------------------------------------------------------

(1) Net credit losses are equal to the aggregate of the balances of all receivables which are determined to be uncollectible in the period, less any amounts realized from the sale of repossessed vehicles and any recoveries on receivables charged off in the current or prior periods, net of any disposition expenses and any dealer commissions which DCS failed to recover on receivables that were prepaid or charged off.
(2) Liquidations represent monthly cash payments and charge-offs which reduce the outstanding balance of a receivable.

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                         DCS Delinquency Experience

                                                                        At December 31,
                                              --------------------------------------------------------------------
                                              ---------- ----------- ---------- ----------- ---------- -----------
                                                 2004        2003       2002        2001       2000        1999
                                              ---------- ----------- ---------- ----------- ---------- -----------
     Portfolio ($ Millions)                     $44,589    $39,490     $39,650    $39,068     $33,776    $27,255
     ---------------------------------------- ---------- ----------- ---------- ----------- ---------- -----------
     Delinquencies as a Percentage of the
     Portfolio
     ---------------------------------------- ---------- ----------- ---------- ----------- ---------- -----------
     31 - 60 Days                                1.53%      1.77%       2.56%      2.04%       1.53%      1.78%
     ---------------------------------------- ---------- ----------- ---------- ----------- ---------- -----------
     61 Days or More                             0.21%      0.18%       0.50%      0.31%       0.17%      0.17%
     ---------------------------------------- ---------- ----------- ---------- ----------- ---------- -----------
     Total                                       1.74%      1.95%       3.06%      2.35%       1.70%      1.95%
     ---------------------------------------- ---------- ----------- ---------- ----------- ---------- -----------

----------------------------------------------------------------------------------------------------------------------


         Refer to the "Net Credit Loss and Delinquency Experience" section in the prospectus for additional information.

                     PAYMENTS ON THE [SECURITIES] [NOTES]

Payment Dates

      o Interest and principal will be payable on the ____ of each month. If the ____ is not a business day, then interest and principal will be payable on the next business day.

      o     The first payment will be on ___________, _____.

      o Payments will be payable to [securityholders] [noteholders] of record on the business day before the payment date.

Interest Payments

      o The first interest payment will be calculated on the original principal amount of each class of notes at the applicable per annum interest rate.

      o Subsequent interest payments will be calculated on the outstanding principal balance of each note class as of the prior payment date (after giving effect to any payment of principal on that date) at the applicable per annum interest rate.

      o To calculate interest due on the A-1 notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

-------------------------------------------------------------------------------
--------------------------- ---------------------------------- ----------------
Days in Initial Interest           Days in Subsequent             Day Count
     Accrual Period             Interest Accrual Periods         Convention
--------------------------- ---------------------------------- ----------------
--------------------------- ----------------- ---------------- ----------------
                                From                  To
                              (including)         (excluding)
--------------------------- ----------------- ---------------- ----------------
        ___ days                Prior              Current       actual/360
                               payment             payment
                                date                date
-------------------------------------------------------------------------------

      o To calculate the interest due on the A-2, A-3 [and A-4] [, A-4 and B] notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

------------------------------------------------------------------------------

---------------------------- ------------------------------ ------------------
 Days in Initial Interest       For Subsequent Interest          Day Count
      Accrual Period                Accrual Periods             Convention
---------------------------- ------------------------------ ------------------
         ___ days            1/12th of per annum interest         30/360
                                         rate
---------------------------- ------------------------------ ------------------
------------------------------------------------------------------------------


      o Interest payments on [all] [the] classes of [A] notes will have the same priority. If the available amount for interest payments, including the balance in the reserve fund, is less than the amount due, each class of [A] notes will receive its pro rata share.

      o [An Event of Default will occur if the full amount of interest due on the A notes is not paid within five days after the related payment date. While any A notes are outstanding, the failure to pay interest on the B notes will not be an Event of Default. When the A notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the B notes is not paid within five days after the related payment date.]

      o [The priority in which interest will be paid on the B notes will change upon the occurrence of certain events as described under the "Flow of Funds--Application of Available Funds" section.]

      Refer to the "Flow of Funds" section for information on how the amount available for interest payments is determined[ and on the priority of the payment of interest on the notes]. Also refer to the "Credit Enhancement - Reserve Fund" section for information on how the reserve fund may be used to make interest payments.

Principal Payments

      o The amount of principal payments on the [securities] [notes] on each payment date will generally equal the [required principal distribution amount, which is described under "Credit Enhancement"] [amount of principal that was collected on the receivables during the prior calendar month plus Excess Interest Collections minus the overcollateralization distribution amount].

      o Principal of each class of notes will generally be repaid over a span of consecutive months.

      o The trust will pay principal sequentially to the earliest maturing class of notes then outstanding until such class is paid in full.

      o The [certificates] [B notes] will not receive any principal payments until [all] the [A] notes are paid in full.

      o The trust is required to pay the outstanding principal of each class of notes by the applicable Legal Final.

      o The final principal payment on any class of notes could occur significantly earlier than its Legal Final.

      o The rate of principal payments on the notes will increase to the extent Excess Interest Collections are applied to pay principal of the notes.

      Refer to the "Flow of Funds" and "Credit Enhancement" sections for information on how the amount available for principal payments is determined [and on the priority of the payment of principal of the notes]. Refer to the "Credit Enhancement" section for information on Excess Interest Collections. Refer to the "Payments on the [Securities] [Notes] - Principal Payments - Weighted Average Life of the [Securities] [Notes]" section in the prospectus for information regarding certain maturity and prepayment considerations for the [securities] [notes].

Optional Redemption

      The servicer will have the option to purchase all of the remaining receivables from the trust when their aggregate principal balance declines to an amount that is less than or equal to [10.0]% of the initial aggregate principal balance of the receivables, or $____________ or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the A-4 [and B] notes [and the certificates], together with any accrued and unpaid interest, will be repaid in a lump sum payment. The lump sum payment under this optional redemption will shorten the maturity of the A-4 [and B] notes [and the certificates].

Certain Provisions of the Indenture--Events of Default; Rights upon Event of Default

      The occurrence of one or more of the following events will be an event of default ("Event of Default") under the indenture:

      o a default for five days or more in the payment of any interest due on any [A] note or, if the [A] notes are no longer outstanding, on any [B note];

      o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

      o a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class;

      o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class; or

      o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

      The amount of principal required to be paid to [securityholders] [noteholders] of a class under the indenture will generally be limited to amounts available in the Deposit Account and allocated for distribution as principal to such [securityholders] [noteholders] as described in this prospectus supplement. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

      The "Controlling Class" will be the [A] notes until they are paid in full; thereafter, the Controlling Class will be the [B Notes] [certificates].

      If an Event of Default occurs and is continuing, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding.

      If the notes are due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the trust's property, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any [note] [security] of the Controlling Class, unless

      o     the holders of all the outstanding notes consent to such sale,

      o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

      o the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the Controlling Class.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of all the holders of the Controlling Class. Holders of a majority in principal amount of the Controlling Class will control certain other actions available to noteholders under the indenture.

      [Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the A notes and the B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor trustees to be appointed for the A notes and the B notes, respectively. So long as any amounts remain unpaid with respect to the A notes, only the trustee for the A noteholders will have the right to exercise remedies under the indenture (but the B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the B notes to the A notes as described in this prospectus supplement), and only the A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the A notes are paid in full. Upon repayment of the A notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the B notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor's acceptance of such appointment.]

                                 FLOW OF FUNDS

Sources of Funds Available for Distribution

      Funds from the following sources may be available to make payments on the [securities] [notes] on each payment date:

      o collections received on the receivables during the prior calendar month,

      o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

      o investment earnings on the reserve fund received during the prior calendar month,

      o     administrative and/or warranty repurchases, and

      o     the reserve fund.

Application of Available Funds

      On each payment date the total funds available (except for the reserve fund) will be distributed in the following order of priority:

-------------------------------------------------------------------------------


                             Monthly Flow of Funds

         ------------------------------------------------------------
        |                      pay servicing fee                     |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |      pay accrued and unpaid interest on the [A] notes      |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |     [credit the priority principal distribution amount to  |
        |           the note principal distribution account]         |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |    [pay accrued and unpaid interest on the B notes (1)]    |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |                   replenish reserve fund,                  |
        |           if necessary, up to the initial amount           |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
       |      [credit the required principal distribution amount     |
       |      minus the priority principal distribution amount to    |
       |          the note principal distribution account]           |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        | pay up to the outstanding principal amount of the A-1 Notes|
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
        -------------------------------------------------------------
       | [pay the overcollateralization distribution amount, if any, |
       |          to DaimlerChrysler Retail Receivables LLC]         |
        -------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        | pay up to the outstanding principal amount of the A-2 notes|
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        | pay up to the outstanding principal amount of the A-3 notes|
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        | pay up to the outstanding principal amount of the A-4 notes|
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        | pay up to the outstanding principal amount of the B notes|
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |      pay up to the outstanding principal amount of the     |
        |                        certificates                        |
         ------------------------------------------------------------
                                        |
                                        |
                                        |
                                        V
         ------------------------------------------------------------
        |      distribute any remaining funds to DaimlerChrysler     |
        |                   Retail Receivables LLC                   |
         ------------------------------------------------------------


[(1) If payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain insolvency events in respect of the trust, then payments of interest on the B notes will only be made after the principal balance of the A notes has been reduced to zero.]
-------------------------------------------------------------------------------

      [Notwithstanding the preceding paragraph, if payment of the notes has been accelerated because of an Event of Default other than the failure to pay any amount due on the notes or certain insolvency events in respect of the trust, then such total funds available that remain after payment of interest on the B notes will be credited to the note principal distribution account to the extent of the outstanding principal amount of the notes (less the priority principal distribution amount, if any, for that payment date) and then any remainder will be distributed to DaimlerChrysler Retail Receivables LLC. Notwithstanding the foregoing, if payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain events of insolvency in respect of the trust, then the total funds available (except for the reserve fund) that remain after payment of interest on the A notes shall be applied in the following order of priority:

      (i) first, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the A notes to zero;

      (ii)  second, to pay accrued and unpaid interest on the B notes;

      (iii) third, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the B notes to zero; and

      (iv)  fourth, any remainder to DaimlerChrysler Retail Receivables LLC.

      Amounts in the note principal distribution account will be applied as specified below under "--Note Principal Distribution Account and Payments of Principal on the [Notes] [Securities]."]

      The interest of DaimlerChrysler Retail Receivables LLC in distributions from the trust will be evidenced by certificates issued by the trust. DaimlerChrysler Retail Receivables may transfer its certificates.

      Notwithstanding the foregoing, if payment of the notes has been accelerated, the total available funds will first be applied to pay all expenses and compensation of the indenture trustee.]

Note Principal Distribution Account and Payments of Principal of the [Notes] [Securities]

      The note principal distribution account will be a subaccount of the deposit account maintained by the indenture trustee. On each payment date the priority principal distribution amount, if any, and the required principal distribution amount (reduced by the priority principal distribution amount) will be credited to the note principal distribution account to the extent of funds available as described above under "Application of Available Funds". The "priority principal distribution amount" will equal, on each payment date, the excess, if any, of (i) the outstanding principal amount of the A notes immediately prior to such payment date over (ii) (a) the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus (b) the YSOA. The "required principal distribution amount" will equal, on each payment date, the greater of (i) the outstanding principal amount of the A-1 notes and (ii) the excess, if any, of (a) the outstanding principal amount of the notes immediately prior to such payment date over (b) (I) the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus (II) the YSOA minus (III) the target overcollateralization amount.

      The "target overcollateralization amount" for a payment date is the greater of (A) [____]% x P and (B) the OC Floor, where:

      P   = the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus the YSOA for that payment date

      OC Floor = the lesser of

                  (a) P

                  and

                  (b) [____]% x Pi

      Pi = the Cut-off Date principal balance of the receivables pool minus the initial YSOA

    YSOA = the yield supplement overcollateralization amount for such payment date as set forth in the table under "Yield Supplement Overcollateralization Amount"; provided that the YSOA will never be greater than the outstanding principal balance of the receivables pool as of the end of the prior calendar month.

      On each payment date the total funds available in the note principal distribution account will be distributed in the following order of priority:

-------------------------------------------------------------------------------

         ------------------------------------------------------------
        |             pay up to the outstanding principal            |
        |                   amount of the A-1 notes                  |
         ------------------------------------------------------------
                                       |
                                       |
                                       |
                                       V
         ------------------------------------------------------------
        |             pay up to the outstanding principal            |
        |                   amount of the A-2 notes                  |
         ------------------------------------------------------------
                                       |
                                       |
                                       |
                                       V
         ------------------------------------------------------------
        |             pay up to the outstanding principal            |
        |                   amount of the A-3 notes                  |
         ------------------------------------------------------------
                                       |
                                       |
                                       |
                                       V
         ------------------------------------------------------------
        |             pay up to the outstanding principal            |
        |                   amount of the A-4 notes                  |
         ------------------------------------------------------------
                                       |
                                       |
                                       |
                                       V
         ------------------------------------------------------------
        |             pay up to the outstanding principal            |
        |           amount of the [B notes] [certificates]           |
         ------------------------------------------------------------
                                       |
                                       |
                                       |
                                       V
         ------------------------------------------------------------
        |          distribute remaining balance, if any, to          |
        |            DaimlerChrysler Retail Receivables LLC          |
         ------------------------------------------------------------

-------------------------------------------------------------------------------

                              CREDIT ENHANCEMENT

      The following forms of credit enhancement are intended to enhance the likelihood of full payment of principal and interest due to the noteholders and to decrease the likelihood that the noteholders will experience losses of principal or interest on their notes.

Overcollateralization

      Overcollateralization is represented by the amount by which (i) the principal balance of receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal balance of the notes. The initial overcollateralization amount of $__________ is equal to the initial receivables balance of $__________ minus the initial yield supplement overcollateralization amount of $__________ minus the initial principal amount of the notes of $__________. This excess collateral is intended to protect noteholders from losses on the receivables.

      The trust will attempt to maintain an overcollateralization amount (i.e., the amount by which (i) the principal balance of the receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal amount of the notes) at least equal to the target overcollateralization amount. Total funds available on any payment date (except funds in the reserve fund) after paying the servicing fee, accrued and unpaid interest on the notes and any reserve fund deposit will be applied (i) first, to pay the required principal distribution amount to the noteholders in payment of principal of the notes and (ii) then, to pay[ any remaining available funds] [the overcollaterialization distribution amount] to DaimlerChrysler Retail Receivables LLC. The priority of the application of the total funds available is described under the "Flow of Funds -- Application of Available Funds" section.

Excess Interest Collections

      "Excess Interest Collections" are generally equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month, (ii) principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior payment date and (iii) investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee for the prior calendar month,
(ii) accrued and unpaid interest on the notes and (iii) the amount, if any, required to replenish the reserve fund to $[_____________].

      Excess Interest Collections provide an additional form of credit enhancement since they will be applied to the payment of principal of the [securities] [notes] to the extent described above under the "Flow of Funds--Application of Available Funds" section.

      If credit losses on receivables and delinquent receivables decrease the amount of interest collections received on the receivables in a month, Excess Interest Collections will be reduced or eliminated for such month. Prepayments on the higher APR receivables will have a greater effect in reducing Excess Interest Collections than will prepayments on the low APR receivables.

Reserve Fund

      o On [closing date], the seller will provide funds from the proceeds of its sale of receivables to establish a $_________________ reserve fund.

      o The indenture trustee will hold the reserve fund for the benefit of the noteholders.

      o The reserve fund will be invested in high quality, short term investments which mature on or prior to each payment date.

      o If the total funds available for distribution minus the servicing fee is less than accrued interest on the notes, the reserve fund will be available to make interest payments.

      o If a class of notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of notes.

      o If the aggregate outstanding principal amount of the notes exceeds the outstanding principal balance of the receivables as of the end of the prior calendar month, the reserve fund will be applied to the payment of principal of the notes to the extent of such excess.

      o As illustrated in the "Flow of Funds" section above, on each payment date the reserve fund will be reinstated up to the initial balance to the extent funds are available.

      o After full payment of all accrued interest on the notes and the outstanding principal amount of the [notes] [securities], the reserve fund will be distributed to DaimlerChrysler Retail Receivables LLC.

[Subordinated B Notes

      As additional credit enhancement for the A notes, the B notes will not receive any principal payments until the A notes are paid in full and will not receive an interest payment on a payment date until the priority principal distribution amount, if any, has been applied to pay principal of the A notes. Also, if payment of the notes has been accelerated because of certain Events of Default, payment of interest on the B notes will be further subordinated as described in the "Flow of Funds -- Application of Available Funds" section. Payments of principal and, under certain circumstances, interest on the B notes are subordinated to payments on the A notes to decrease the likelihood that the trust will default in making payments due on the A notes.]

[Subordinated Certificates

      As additional credit enhancement, the certificates do not bear interest and will not receive any principal payments until the notes are paid in full. The payments on the certificates are subordinated to payments on the notes to decrease the likelihood that the trust will default in making payments due on the notes.]

                 YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

      For a portion of the receivables, the weighted average APR less the servicing fee rate will be less than the weighted average interest rate of the notes. The yield supplement overcollateralization amount is intended to mitigate such negative differential.

      "Yield Supplement Overcollateralization Amount" means, with respect to any payment date, the amount specified below with respect to such payment date:

                  Date
                  ----



      The yield supplement overcollateralization amount has been calculated for each payment date as the sum of the amount for each receivable equal to the excess, if any, of

      o the scheduled payments due on such receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of such receivable, over

      o the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at ____%.

      For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

                                   SERVICING

Compensation

      o     The servicer will be compensated on a monthly basis.

      o The first servicing fee will be calculated on the original principal amount of the receivables at 1/12th of 1% per month.

      o For the first servicing fee calculation, the per annum servicing fee rate will be converted from an annual rate using the number of days from [Cut-off Date] to and including [________________] on a 30/360 basis, or ___ days.

      o Subsequent servicing fees will be calculated on the principal balance of the receivables as of the first day of the prior calendar month at 1/12th of 1%.

      o As illustrated in the "Flow of Funds" section above, the servicing fee will be paid out of the total funds available for distribution each month.

      Refer to the "Servicing -- Servicing Compensation" section in the prospectus for additional information on servicer compensation. Refer to the "Servicing -- Servicer" section in the prospectus for additional information regarding the servicer.


                                   THE TRUST

Activities

      The trust will only engage in the following activities:

      o acquiring, holding and managing the receivables, their proceeds, the reserve fund and other assets of the trust;

      o     issuing the [notes] [securities];

      o     making payments on the [notes] [securities]; and

      o other activities that are necessary, suitable or incidental to the above activities.

      The trust's office is at the owner trustee's principal office, located at _______________, _________________, Delaware _______.

                                Capitalization

         The following balance sheet illustrates the capitalization of the trust as of [closing date]. It is assumed that the [notes] [securities] have been issued and sold on [closing date]. [DaimlerChrysler Retail Receivables LLC holds the equity interests and may transfer or sell such interests.]

----------------------------------------------------------------------------------------------------------------------

                                 Balance Sheet
                             As of [closing date]
      ----------------------------------------------------     ----------------------------------------------------
                            Assets                                                 Liabilities
      ----------------------------------------------------     ----------------------------------------------------
      Receivables                               $              A-1 Notes                                $
      ----------------------------------------------------     ----------------------------------------------------
      Reserve Fund                                             A-2 Notes
      ----------------------------------------------------     ----------------------------------------------------
                                                               A-3 Notes
                                                               ----------------------------------------------------
                                                               A-4 Notes
                                                               ----------------------------------------------------
                                                               [B Notes]
                                                               ----------------------------------------------------
                                                               Total                                    $
                                                               ----------------------------------------------------

                                                               ----------------------------------------------------

                                                               ----------------------------------------------------
                                                                                     Equity
                                                               ----------------------------------------------------
                                                               [Certificates]                           $
                                                               ----------------------------------------------------
                                                               Overcollateralization                    $
                                                               ----------------------------------------------------
                                                               Yield Supplement
                                                               Over-collateralization Amount
                                                               ----------------------------------------------------
                                                               Reserve Fund
                                                               ----------------------------------------------------
                                                               Total                                    $
                                                               ----------------------------------------------------
      Total Assets                              $              Total Liabilities
                                                                   and Equity                           $
      -------------------------------------------------------------------------------------------------------------
      -------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                 UNDERWRITING
------------------------------------------------------------------------------

      The trust will sell the following amounts of the offered [notes] [securities] to the underwriters named below. The underwriters have agreed to purchase these amounts:

-------------------------------------------------------------------------------------------------------------------

     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------
           Underwriter             A-2            A-3           A-4            [B]       [Certificates]   Total
     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------
                              $              $              $             $              $              $






     --------------------------------------------------------------------------------------------------------------
     Total                    $              $              $             $              $              $
     --------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

         The underwriters propose to sell the offered [securities] [notes] to the public at the initial offering prices listed on the cover page and to certain dealers at the same prices less an initial selling concession. These selling concessions will not be greater than the selling concessions listed in the table below. The underwriters may allow and those certain dealers may reallow another concession. These reallowances will not be greater than the reallowances listed in the table below. After the initial public offering, the price to the public, the concessions and the reallowances may change.

-------------------------------------------------------------------------------
     ---------------------- ---------------------- -----------------------
             Class           Selling Concession         Reallowance
     ---------------------- ---------------------- -----------------------
           A-2 Notes                       %                       %
     ---------------------------------------------------------------------
           A-3 Notes                       %                       %
     ---------------------------------------------------------------------
           A-4 Notes                       %                       %
     ---------------------------------------------------------------------
           [B Notes                        %                      %]
     ---------------------------------------------------------------------
           [Certificates                   %                      %]
     ---------------------------------------------------------------------

-------------------------------------------------------------------------------

      The Seller estimates that it will have additional offering expenses of $[_______].

      Refer to the "Plan of Distribution" section in the prospectus for additional information about the distribution of the offered [securities] [notes].

-------------------------------------------------------------------------------
                        FEDERAL INCOME TAX CONSEQUENCES
-------------------------------------------------------------------------------

      In the opinion of Sidley Austin Brown & Wood LLP, counsel for the underwriters and special tax counsel for the trust, for federal income tax purposes the offered notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

      Investors will agree, by their purchase of the offered [notes] [securities], to treat the offered notes as debt for federal income tax purposes.

      For additional information refer to the "Certain Federal Income Tax Consequences -- Trusts in Which All Certificates Are Retained By the Seller or an Affiliate of the Seller" section in the prospectus.



-------------------------------------------------------------------------------
                                LEGAL OPINIONS
-------------------------------------------------------------------------------

      In addition to the legal opinions described in the prospectus, Sidley Austin Brown & Wood LLP, New York, New York will review or opine on certain legal matters relating to the offered [securities] [notes] for the underwriters and certain federal income tax and other matters for the trust. Also, Sidley Austin Brown & Wood llp from time to time renders legal services to DCS and its affiliates on other matters.

===============================================================================




      No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in the prospectus or prospectus supplement. Any such information or any such representations are not authorized by the seller or by the underwriters. Do not rely on any such information or any such representations.

      We only intend the prospectus supplement to be an offer to sell or a solicitation of an offer to buy the offered securities if:

      o used in a jurisdiction in which such offer or solicitation is authorized,

      o the person making such offer or solicitation is qualified to do so, and

      o such offer or solicitation is made to anyone to whom it is lawful to make such offer or solicitation.


      The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

      All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be required to delivered the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligations of dealers to deliver the prospectus and prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions.




                               $________________



                                DAIMLERCHRYSLER
                              AUTO TRUST ________



                               $________________
                          A2, ___% Asset-Backed Notes

                               $________________
                          A3, ___% Asset-Backed Notes

                               $________________
                          A4, ___% Asset-Backed Notes

                              [$________________
                          B, ___% Asset-Backed Notes]

                              [$________________
                                 Certificates]

                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                              Seller and Servicer





                             PROSPECTUS SUPPLEMENT
                              Dated ____________



                                [Underwriters]




===============================================================================

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to completion dated [o]                                      prospectus


                          DAIMLERCHRYSLER AUTO TRUSTS
                              Asset Backed Notes
                           Asset Backed Certificates

                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                              Seller and Servicer

         DaimlerChrysler Services North America LLC may form trusts at various times. A trust may purchase automobile and light duty truck retail installment sales contracts directly from DaimlerChrysler Services North America LLC. A trust will issue securities to fund its purchase. Securities issued by a trust

         o may consist of one or more classes of notes and/or certificates;

         o        will be payable only from the assets of that trust;

         o will be entitled to receive payments that will vary by class as to timing, amount and priority, as described in the related prospectus supplement; and

         o may have the benefit of some form of credit or other enhancement.

         The main source of funds for making payments on the trust's securities will be collections on the purchased receivables.

         Before you decide to invest in any of the securities, please read this prospectus and the related prospectus supplement, especially the risk factors beginning on page 10 of this prospectus. The securities will be interests in or obligations of a trust only and neither the securities nor the assets of the trust will represent interest in or obligations of DaimlerChrysler AG, DaimlerChrysler Services North America LLC, or any of their affiliates.

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus or the attached prospectus supplement.


                   The date of this prospectus is [________]

                        READING THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that offer varying levels of detail:

         o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

         o the accompanying prospectus supplement is a summary of the specific terms of your securities.

         If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         The Index of Principal Terms on page 72 in this prospectus lists the pages where capitalized terms used in this prospectus are defined.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                             AVAILABLE INFORMATION

         DaimlerChrysler Services North America LLC, as the originator of each trust, has filed a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. The Registration Statement relates to any notes and certificates offered in this prospectus.

         The Registration Statement may be inspected and copied at:

         o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

         o the public reference facilities at 233 Broadway, New York, New York 10279, and

         o the SEC's regional office at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

         Also, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including DaimlerChrysler Services North America LLC, that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by DaimlerChrysler Services North America LLC, as originator of the trust referred to in the accompanying prospectus supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by such trust shall be deemed to be incorporated by reference in this prospectus.

         For purposes of this prospectus, any statement in this prospectus, an incorporated document or a document incorporated by reference may be modified or superseded. Such statements may be modified or superseded by any other statement in this prospectus, an incorporated document or a document incorporated by reference. The statement may only be modified or superseded to a limited extent. The original form of any such statement will no longer be a part of this prospectus. Only the modified form of any such statement will constitute a part of this prospectus.

Copies of the Documents

         You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

         o        you received this prospectus and

         o you request such copies from Assistant Secretary, DaimlerChrysler Services North America LLC, 1000 Chrysler Drive, CIMS 485-14-78, Auburn Hills, Michigan 48236-2766 (Telephone: 248-512-3990).

This offer only includes the exhibits to such documents, if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C., referred to previously.

-------------------------------------------------------------------------------

                              TABLE OF CONTENTS

-------------------------------------------------------------------------------


 ------------------------------------------------        ----------
                  Section                                  Page
 ------------------------------------------------        ----------

 SUMMARY                                                        7
 ------------------------------------------------------------------
 O       PARTIES                                                7
 ------------------------------------------------------------------
 O       SECURITIES ISSUED                                      7
 ------------------------------------------------------------------
 O       TRUST PROPERTY                                         8
 ------------------------------------------------------------------
 O       ENHANCEMENT                                            8
 ------------------------------------------------------------------
 O       TAX STATUS                                             9
 ------------------------------------------------------------------
 O       ERISA CONSIDERATIONS                                   9
 ------------------------------------------------------------------
 O       FORM, DENOMINATION AND RECORD  DATE                    9
 ------------------------------------------------------------------

 RISK FACTORS                                                  10
 ------------------------------------------------------------------

O        A TRUST'S ONLY SOURCES OF FUNDS
         FOR MAKING PAYMENTS ON ITS
         SECURITIES ARE COLLECTIONS ON ITS
         RECEIVABLES AND ANY ENHANCEMENT
         THE SECURITIES MAY HAVE                               10

 ------------------------------------------------------------------

O        PREPAYMENTS MAY ADVERSELY AFFECT AVERAGE
         LIFE AND YIELDS OF THE SECURITIES                     10

 ------------------------------------------------------------------
O        RATINGS OF THE OFFERED SECURITIES                     11
 ------------------------------------------------------------------
O        LIMITED ABILITY TO RESELL SECURITIES                  11
 ------------------------------------------------------------------
O        BOOK-ENTRY REGISTRATION MAY LIMIT YOUR
         ABILITY TO RESELL YOUR SECURITIES                     11
 ------------------------------------------------------------------
O        CHANGE IN SERVICER MAY RESULT IN LATE
         PAYMENTS ON SECURITIES                                11
 ------------------------------------------------------------------
 O       COMMINGLING OF MONIES BY THE SERVICER MAY
         RESULT IN A LOSS FOR SECURITYHOLDERS                  12
 ------------------------------------------------------------------
 O       CERTIFICATEHOLDERS DO NOT HAVE RIGHTS TO
         ACT UPON SERVICER DEFAULT                             12
 ------------------------------------------------------------------
 O       INSOLVENCY OF THE SELLER MAY RESULT IN
         DELAYS, REDUCTIONS OR LOSS OF PAYMENTS
         TO SECURITYHOLDERS                                    12
 ------------------------------------------------------------------
 O       TRUSTS MAY NOT HAVE A PERFECTED SECURITY
         INTEREST IN CERTAIN FINANCED VEHICLES                 13
 ------------------------------------------------------------------

 ------------------------------------------------        ----------
                  Section                                    Page
 ------------------------------------------------        ----------

 O       RELIANCE ON REPRESENTATIONS AND WARRANTIES
         BY THE SELLER OR THE SERVICER WHICH
         PROVES TO BE INADEQUATE MAY RESULT IN
         LOSSES TO SECURITYHOLDERS                             13
 ------------------------------------------------------------------
 O       FAILURE TO COMPLY WITH CONSUMER PROTECTION
         LAW REQUIREMENTS MAY MAKE A TRUST
         LIABLE                                                13
 ------------------------------------------------------------------
 O       SUBORDINATION OF CERTAIN SECURITIES MAY
         RESULT IN REDUCED PAYMENTS TO THOSE
         SECURITIES                                            14
 ------------------------------------------------------------------
 O       ISSUANCE OF A SUBSEQUENT SERIES OF
         SECURITIES MAY ADVERSELY AFFECT ANY
         PRIOR SERIES OF SECURITIES                            14
 ------------------------------------------------------------------
 O       RETURNS ON THE SECURITIES MAY BE REDUCED
         BY SHORTFALLS DUE TO THE SERVICEMEMBERS
         CIVIL RELIEF ACT AND OTHER RECENT
         LEGISLATION                                           14
 ------------------------------------------------------------------

 PRINCIPAL DOCUMENTS                                           15
 ------------------------------------------------------------------

 THE TRUSTS                                                    16
 ------------------------------------------------------------------
 O       SECURITIES ISSUANCE                                   16
 ------------------------------------------------------------------
 O       TRUST PROPERTY                                        16
 ------------------------------------------------------------------

 USE OF PROCEEDS                                               17
 ------------------------------------------------------------------

 RECEIVABLE POOLS                                              17
 ------------------------------------------------------------------
 O       UNDERWRITING                                          18
 ------------------------------------------------------------------
 O       SIMPLE INTEREST RECEIVABLES                           18
 ------------------------------------------------------------------
 O       PRECOMPUTED RECEIVABLES                               19
 ------------------------------------------------------------------
 O       BALLOON NOTE RECEIVABLES                              19
 ------------------------------------------------------------------
 O       SELECTION CRITERIA                                    20
 ------------------------------------------------------------------
 O       RECOURSE TO DEALERS                                   20
 ------------------------------------------------------------------

 NET CREDIT LOSS AND DELINQUENCY EXPERIENCE                    21
 ------------------------------------------------------------------

 FLOW OF FUNDS                                                 21
 ------------------------------------------------------------------
 O       SOURCES OF FUNDS                                      21
 ------------------------------------------------------------------
 O       APPLICATION OF AVAILABLE FUNDS                        22
 ------------------------------------------------------------------
 O       NET DEPOSITS                                          22
 ------------------------------------------------------------------

 CREDIT ENHANCEMENT                                            22
 ------------------------------------------------------------------
 O       RESERVE FUND                                          23
 ------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


 ------------------------------------------------        ----------
                  Section                                    Page
 ------------------------------------------------        ----------

 PAYMENTS ON THE SECURITIES                                    23
 ------------------------------------------------------------------
 O        PRINCIPAL PAYMENTS                                   23
 ------------------------------------------------------------------
         -  Weighted Average Life of the
            Securities                                         24
 ------------------------------------------------------------------
         -  Indexed Securities                                 24
 ------------------------------------------------------------------
         -  Optional Redemption                                25
 ------------------------------------------------------------------
 O        INTEREST PAYMENTS                                    25
 ------------------------------------------------------------------
         -  Fixed Rate Securities                              25
 ------------------------------------------------------------------
         -  Floating Rate Securities                           26
 ------------------------------------------------------------------

 FORM OF SECURITIES AND TRANSFERS                              28
 ------------------------------------------------------------------
 O       BOOK-ENTRY REGISTRATION                               29
 ------------------------------------------------------------------
 O       DEFINITIVE SECURITIES                                 32
 ------------------------------------------------------------------
         -  List of Securityholders                            33
 ------------------------------------------------------------------

 SALE PROVISIONS                                               33
 ------------------------------------------------------------------

 SERVICING                                                     35
 ------------------------------------------------------------------
 O       THE SERVICER                                          35
 ------------------------------------------------------------------
 O       ACCOUNTS                                              35
 ------------------------------------------------------------------
 O       SERVICING PROCEDURES                                  36
 ------------------------------------------------------------------
 O       COLLECTIONS                                           37
 ------------------------------------------------------------------
 O       SERVICING COMPENSATION AND PAYMENT OF
         EXPENSES                                              37
 ------------------------------------------------------------------
 O       REPORTS TO SECURITYHOLDERS                            38
 ------------------------------------------------------------------
 O       STATEMENTS TO TRUSTEES AND TRUST                      39
 ------------------------------------------------------------------
 O       EVIDENCE AS TO COMPLIANCE                             39
 ------------------------------------------------------------------
 O       CERTAIN MATTERS REGARDING THE SERVICER                39
 ------------------------------------------------------------------
 O       SERVICER DEFAULT                                      40
 ------------------------------------------------------------------
 O       RIGHTS UPON SERVICER DEFAULT                          41
 ------------------------------------------------------------------
 O       WAIVER OF PAST DEFAULTS                               41
 ------------------------------------------------------------------

 THE INDENTURE                                                 42
 ------------------------------------------------------------------
 O       INDENTURE; MASTER INDENTURE                           42
 ------------------------------------------------------------------
         -  Modification of Indenture                          42
 ------------------------------------------------------------------
         -  Events of Default; Rights upon Event
            of Default                                         43
 ------------------------------------------------------------------
         -  Certain Covenants                                  45
 ------------------------------------------------------------------
 O       ANNUAL COMPLIANCE STATEMENT                           46
 ------------------------------------------------------------------


 ------------------------------------------------        ----------
                  Section                                    Page
 ------------------------------------------------        ----------

 O       INDENTURE TRUSTEE'S ANNUAL REPORT                     46
 ------------------------------------------------------------------
 O       SATISFACTION AND DISCHARGE OF
         INDENTURE                                             46
 ------------------------------------------------------------------
 O       THE INDENTURE TRUSTEE                                 47
 ------------------------------------------------------------------

 MISCELLANEOUS PROVISIONS OF PRINCIPAL
 DOCUMENTS                                                     47
 ------------------------------------------------------------------
 O       AMENDMENT                                             47
 ------------------------------------------------------------------
 O       THE OWNER TRUSTEE                                     47
 ------------------------------------------------------------------
 O       INSOLVENCY EVENT                                      48
 ------------------------------------------------------------------
 O       PAYMENT OF NOTES                                      48
 ------------------------------------------------------------------
 O       TERMINATION                                           48
 ------------------------------------------------------------------
 O       ADMINISTRATION AGREEMENT                              49
 ------------------------------------------------------------------

 CERTAIN LEGAL ASPECTS OF THE RECEIVABLES                      49
 ------------------------------------------------------------------
 O       SECURITY INTEREST IN VEHICLES                         49
 ------------------------------------------------------------------
 O       REPOSSESSION                                          51
 ------------------------------------------------------------------
 O       NOTICE OF SALE; REDEMPTION RIGHTS                     51
 ------------------------------------------------------------------
 O       DEFICIENCY JUDGMENTS AND EXCESS
         PROCEEDS                                              51
 ------------------------------------------------------------------
 O       CONSUMER PROTECTION LAWS                              52
 ------------------------------------------------------------------
 O       OTHER LIMITATIONS                                     53
 ------------------------------------------------------------------

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES                       53
 ------------------------------------------------------------------
 O       TRUSTS FOR WHICH A PARTNERSHIP
         ELECTION IS MADE                                      54
 ------------------------------------------------------------------
         -  Tax Characterization of the Trust
            as a Partnership                                   54
 ------------------------------------------------------------------
         -  Tax Consequences to Holders of
            the Notes                                          54
 ------------------------------------------------------------------
         -  Tax Consequences to Holders of
            Certificates                                       58
 ------------------------------------------------------------------
 O       TRUSTS IN WHICH ALL CERTIFICATES ARE
         RETAINED BY THE SELLER OR AN AFFILIATE
         OF THE SELLER                                         64
 ------------------------------------------------------------------
         -  Tax Characterization of
            the Trust                                          64
 ------------------------------------------------------------------
 O       CERTAIN STATE TAX CONSEQUENCES                        65
 ------------------------------------------------------------------

 ------------------------------------------------        ----------
                  Section                                    Page
 ------------------------------------------------        ----------

 ERISA CONSIDERATIONS                                          65
 ------------------------------------------------------------------
 O       CERTIFICATES                                          67
 ------------------------------------------------------------------

 PLAN OF DISTRIBUTION                                          69
 ------------------------------------------------------------------

 LEGAL OPINIONS                                                71
 ------------------------------------------------------------------

 INDEX OF PRINCIPAL TERMS                                      72
 ------------------------------------------------------------------

 ANNEX I-GLOBAL CLEARANCE                                     A-1
 ------------------------------------------------------------------
 O        OVERVIEW                                            A-1
 ------------------------------------------------------------------
 O        INITIAL SETTLEMENT                                  A-1
 ------------------------------------------------------------------
 O        SECONDARY MARKET TRADING                            A-2
 ------------------------------------------------------------------
 O        CERTAIN U.S. FEDERAL INCOME TAX
          DOCUMENTATION REQUIREMENTS                          A-4
 ------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    SUMMARY
-------------------------------------------------------------------------------

         The following summary is a short, concise description of the main structural features that a class of securities may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a security. You will find a detailed description of the possible terms of a security following this summary.



                                    PARTIES

--------------------- -----------------------------------
       Party                     Description
--------------------- -----------------------------------
Issuer and Trust      o    Generally, each series
                           of securities will be issued
                           by a separate trust
                      o    Some trusts may issue
                           more than one series of
                           securities
--------------------- -----------------------------------
DaimlerChrysler       o    Seller of receivables to
Services North             a trust
America LLC ("DCS")   o    Servicer of receivables
                      o    DCS's address is 27777
                           Inkster Road, Farmington
                           Hills, Michigan 48334
                           (telephone 248-427-2565)
                      o    DCS is the successor by
                           merger to Chrysler Financial
                           Company L.L.C. and Mercedes
                           Benz Credit Corporation
                      o    Indirect wholly-owned
                           subsidiary of
                           DaimlerChrysler AG
                      o    Originator of DCS
                           receivables
--------------------- -----------------------------------
Indenture Trustee     o    Specified in the related
                           prospectus supplement
                      o    Performs duties for the
                           benefit of noteholders
--------------------- -----------------------------------
Owner Trustee         o    Specified in the related
                           prospectus supplement
                      o    Performs duties on
                           behalf of a trust and
                           certificateholders
--------------------- -----------------------------------
DaimlerChrysler       o    A special-purpose
Retail Receivables         financing entity.
LLC                   o    An indirect wholly-owned
                           subsidiary of DCS
                      o    Generally, owner of the
                           equity in a trust
--------------------- -----------------------------------


                               SECURITIES ISSUED

         A series of securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

         o        its principal amount;

         o its interest rate, which may be fixed or floating or a combination;

         o the timing, amount and priority or subordination of payments of principal and interest;

         o        the method for calculating the amount of principal payments;

         o        its final payment date;

         o        whether it may be redeemed prior to its final payment date;
                  and

         o        other relevant factors.

         Some classes of securities may be entitled to:

         o principal payments with disproportionate, nominal or no interest payments or

         o interest payments with disproportionate, nominal or no principal payments.

                                TRUST PROPERTY

         The property of each trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light duty trucks. These receivables include:

         o        rights to receive certain payments made on the receivables;

         o        security interests in the underlying financed vehicles;

         o        certain accounts and the related proceeds, and

         o any proceeds from claims on certain related insurance policies.

         In addition, the property of a trust may include:

         o notes and/or certificates that were issued by a prior trust but were not then offered and/or

         o distributions from one or more prior trusts that would otherwise be made to DaimlerChrysler Retail Receivables LLC.

         In a trust that issues more than one series of securities, the trust will allocate a group of its assets to a single series. This allocated series trust property will support only the single series of securities to which it has been allocated. This series trust property will not benefit or result in any payments on any other series of securities issued by that trust or any other trust.

         You will find a description of the receivables in the prospectus supplement.

         DCS will have purchased the receivables from the originating automobile and light duty truck dealers.

         If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from DCS over a period specified in the prospectus supplement. Some trusts may, during a specified period, use principal collections on its receivables to purchase additional receivables.

                                  ENHANCEMENT

         Some classes of securities may have the benefit of any of the following enhancements which are intended to increase the likelihood of payments on those securities:

         o        subordination of one or more classes of securities;

         o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

         o excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve fund, if any);

         o reserve funds that will be applied to cover payments on the securities not covered by collections on the receivables;

         o        letter of credit or other credit facility;

         o        surety bond;

         o        liquidity arrangements;

         o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

         o        repurchase or put obligations;

         o        yield supplement agreements; and

         o        other arrangements similar to those described above.

         The prospectus supplement will describe the limitation of any enhancement that applies to the securities. Enhancements cannot guarantee that losses will not be incurred on the securities.

                                  TAX STATUS

         If the securities offered in the related prospectus supplement are notes issued by the trust, federal tax counsel to the trust will deliver an opinion at the time of initial issuance that for federal income tax purposes:

         o the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

         o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.


         If the securities offered in the related prospectus supplement are certificates issued by the trust, you will find a discussion of the federal income tax characterization of the certificates and the related trust in this prospectus and the related prospectus supplement.

         See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal and state tax laws to the securities.

                             ERISA CONSIDERATIONS

         If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus before investing in the securities. In general, subject to those considerations and to conditions described in that section, and unless otherwise specified in the prospectus supplement, you may purchase the notes of any series.

                              FORM, DENOMINATION
                                AND RECORD DATE

         You may purchase securities only in book-entry form. You may purchase securities in $1,000 increments. The "Record Date" will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the 15th day of the preceding calendar month.

-------------------------------------------------------------------------------

                                 RISK FACTORS

-------------------------------------------------------------------------------

          A TRUST'S ONLY SOURCES OF FUNDS FOR MAKING PAYMENTS ON ITS
             SECURITIES ARE COLLECTIONS ON ITS RECEIVABLES AND ANY
                      ENHANCEMENT THE SECURITIES MAY HAVE


         Receivables and enhancement, if any, will be the only significant assets of a trust. Collections on the receivables and the enhancement are the only possible sources of funds to make payments on the securities. You must rely upon these sources for repayment of your securities. Economic conditions and other factors that offset delinquency and net credit loss experience in the receivables may vary by geographic region.


         The securities of any series will represent obligations of or interests in the related trust only. The securities of any series will not be insured or guaranteed by DaimlerChrysler AG, DCS or any of their affiliates, the applicable owner trustee, any indenture trustee or any other person or entity.

         The following applies in the case of a trust that issues more than one series of securities. The securities of a multi-series trust will be supported solely by the trust property allocated to its series and will not have any rights in or claims on, or receive any payments from, the trust property allocated to any other series of securities issued by that trust. Consequently, investors must rely solely upon collections on the receivables allocated to their series and, to the extent available, any enhancement for such series.

                       PREPAYMENTS MAY ADVERSELY AFFECT
                   AVERAGE LIFE AND YIELDS OF THE SECURITIES

         Prepayments include all of the following:

         o an obligor on a receivable makes payments, in whole or in part, earlier than scheduled,

         o        the servicer liquidates a defaulted receivable, and

         o the servicer or seller is required to purchase or repurchase, respectively, a receivable from the trust.

         As a result of any of the above instances, the principal amount of a receivable is repaid (or charged off) in advance of its payment schedule.

         Most investors use an assumed prepayment rate on the receivables to price their securities. The actual prepayment rate may be faster or slower than the prepayment rate used to price the securities. The prepayment rate on the receivables may be influenced by a variety of economic, social and other factors.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of the related series.

         Refer to the "Payments on the Securities -- Principal Payments -- Optional Redemption" section for information on the servicer's option to purchase the receivables of a trust.

                       RATINGS OF THE OFFERED SECURITIES

         At the initial issuance of a series, at least two nationally recognized rating agencies will rate the offered securities in the highest investment rating category or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant.

                     LIMITED ABILITY TO RESELL SECURITIES

         There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

                       BOOK-ENTRY REGISTRATION MAY LIMIT
                    YOUR ABILITY TO RESELL YOUR SECURITIES

         The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company ("DTC") or Clearstream or Euroclear. Consequently, your securities will not be registered in your name. As a result, you will not be recognized as a securityholder by the owner trustee or any applicable indenture trustee. Consequently, you will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited by your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear.

         The above does not apply if Definitive Securities are issued. Refer to the "Form of Securities and Transfers -- Definitive Securities" section for additional information.

         CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES

         If DCS were to cease acting as servicer, there may be delays in processing

         o        payments on the receivables and

         o        information on the receivables.

These processing delays may result in late payments on the securities.

                     COMMINGLING OF MONIES BY THE SERVICER
                   MAY RESULT IN A LOSS FOR SECURITYHOLDERS

         The servicer will be required to remit all collections on and proceeds from the receivables to each trust on a monthly or daily basis. For a monthly basis, the servicer will remit on or before the monthly payment date. For a daily basis, the servicer will remit within two business days of receipt of collections and proceeds. Prior to remittance, the funds

         o may be invested by the servicer at its own risk and for its own benefit and

         o        will not be segregated from funds of the servicer.

If the servicer were unable to remit those funds, the applicable securityholders might incur a loss.

         The prospectus supplement may require the servicer to obtain a letter of credit or other security for the benefit of the trust to secure timely remittances of collections on and proceeds from the receivables. Refer to the "Servicing -- Collections" section for additional information.

                     CERTIFICATEHOLDERS DO NOT HAVE RIGHTS
                         TO ACT UPON SERVICER DEFAULT

         The following generally applies to a series that includes notes and certificates. If the notes are still outstanding and a Servicer Default occurs

         o removal of the servicer may occur without the consent of the certificateholders or the owner trustee and

         o the certificateholders or owner trustee will not have the ability to remove the servicer.

In addition, the noteholders may have the ability to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders. Refer to the "Servicing -- Rights Upon Servicer Default" and "-- Waiver of Past Defaults" sections for additional information.

                INSOLVENCY OF THE SELLER MAY RESULT IN DELAYS,
               REDUCTIONS OR LOSS OF PAYMENTS TO SECURITYHOLDERS

         The seller will warrant to each trust that the sale of the receivables to the trust is a valid sale. However, if the seller were to become a debtor in a bankruptcy case, delays in payments of collections of receivables to the related securityholders could result if it is argued that the transfer of the receivables to the trust is a pledge of the receivables to secure a borrowing rather than a sale. If the court rules that the transfer is a pledge rather than a sale, reductions in the amount of payments to the securityholders could result. In this regard, while the seller will treat its transfer of receivables to a trust as a legal sale, accounting principles that are expected to apply to the seller at some point in the future may require the seller to treat the transfer of receivables to a trust as a financing for accounting purposes.

         Also, if the transfer of receivables to a trust is treated as a pledge, then a tax or government lien on the property of the seller arising before the transfer may have priority over the trust's interest in the receivables.

                   TRUSTS MAY NOT HAVE A PERFECTED SECURITY
                     INTEREST IN CERTAIN FINANCED VEHICLES

         In connection with the sale of receivables to a trust, the seller will assign the security interests in the financed automobiles or light duty trucks securing those receivables to the trust at the time of sale. Due to administrative burden and expense, the certificates of title to the financed automobiles or light duty trucks will not be amended to reflect the assignment to the trust. In the absence of such an amendment, the trust may not have a perfected security interest in the financed vehicles securing its receivables in some states. If a trust does not have a perfected security interest in a financed automobile or light duty truck, its ability to repossess the financed automobile or light duty truck securing a defaulted receivable may be adversely affected.

         Generally, the seller will be obligated to repurchase any receivable that does not have a perfected security interest in the name of the seller as of the date the receivable is transferred to the trust. The seller will only be obligated to repurchase the receivable if

         o the lack of perfection will materially adversely affect the trust and

         o the lack of perfection will not be cured within a specified period.

         To the extent the security interest is perfected, a trust will have a prior claim over subsequent purchasers of the financed automobile or light duty truck and holders of subsequently perfected security interests. However, a trust may not have a prior security interest against liens for repairs of financed automobiles or light duty trucks or for taxes unpaid by an obligor. Also, a trust could lose its security interest (or its priority) through fraud or negligence. If a trust loses its security interest or the priority of its security interest due to any of these occurrences, neither the seller nor the servicer will be obligated to repurchase the related receivable if the occurrence transpired after the trust purchased the receivable.

           RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE SELLER
                 OR THE SERVICER WHICH PROVES TO BE INADEQUATE
                    MAY RESULT IN LOSSES TO SECURITYHOLDERS

         In connection with the sale of receivables by the seller to a trust, the seller will make representations and warranties on the characteristics of the receivables. In some circumstances, the seller may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from a trust.

         Refer to the "Sale Provisions" and "Servicing -- Servicing Procedures" sections for additional information.

                  FAILURE TO COMPLY WITH CONSUMER PROTECTION
                   LAW REQUIREMENTS MAY MAKE A TRUST LIABLE

         Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans. Some of these laws make an assignee of a loan (such as a trust) liable to the obligor for any violation by the lender. Generally, the seller will be obligated to repurchase any receivable which fails to comply with such laws.

                SUBORDINATION OF CERTAIN SECURITIES MAY RESULT
                    IN REDUCED PAYMENTS TO THOSE SECURITIES

         Payments of interest and principal on one or more classes of securities of a series may be subordinated in priority of payment to payments of interest and principal due on one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.

               ISSUANCE OF A SUBSEQUENT SERIES OF SECURITIES MAY
                ADVERSELY AFFECT ANY PRIOR SERIES OF SECURITIES

         A single trust may issue more than one series of securities. The provisions of the governing documents for a subsequent series of securities issued by a trust will not be subject to the consent of or prior review by the holders of a prior series of securities. If a trust issues a subsequent series of securities, each rating agency that rated a prior series of securities must indicate that the subsequent series will not cause them to reduce or withdraw its rating of a prior series. We cannot assure you that the issuance of a subsequent series will not have some effect on a prior series of securities.

            RETURNS ON THE SECURITIES MAY BE REDUCED BY SHORTFALLS
                DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT AND
                           OTHER RECENT LEGISLATION

         The Servicemembers Civil Relief Act (the "Servicemembers Act") provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001 has involved military operations that have increased the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the securities.

         The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor's military service.

         In addition, pursuant to California law, under certain circumstances, California residents called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts, including the receivables.

         As a result of the Servicemembers Act and similar legislation or regulations in various states, there may be delays or reductions in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the most junior class of securities, but if such losses and reductions are greater than anticipated, you may suffer a loss on your investment. We do not know how many receivables have been or may be affected by the application of the Servicemembers Act or any similar legislation or regulations in California or other states.

--------------------------------------------------------------------------------

                              PRINCIPAL DOCUMENTS
--------------------------------------------------------------------------------

         In general, the operations of a trust will be governed by the following documents:

--------------------------- ---------------------------------- ------------------------------------------------------
         Document                        Parties                                 Primary Purposes
--------------------------- ---------------------------------- ------------------------------------------------------
Trust Agreement             Owner trustee and DCS, as          o     creates the trust
                            depositor                          o     provides for issuance of certificates and
                                                                     payments to certificateholders
                                                               o     establishes rights and duties of owner
                                                                     trustee
                                                               o     establishes rights of certificateholders
--------------------------- ---------------------------------- ------------------------------------------------------
Indenture                   Trust, as issuer of the notes,     o     provides for issuance of the notes and
                            and indenture trustee                    terms of the notes
                                                               o     establishes rights and duties of indenture
                                                                     trustee
                                                               o     establishes rights of noteholders
--------------------------- ---------------------------------- ------------------------------------------------------
Sale and Servicing          DCS, as seller and servicer, and   o     effects sale of receivables to the trust
Agreement                   a trust as purchaser               o     contains representations and warranties
                                                                     concerning the receivables
                                                               o     contains servicing obligations of servicer
                                                               o     provides for compensation to servicer
                                                               o     directs how cash flow will be applied to
                                                                     expenses of the trust and payments on its
                                                                     securities
--------------------------- ---------------------------------- ------------------------------------------------------

         Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents that differ in a material way for that series from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

-------------------------------------------------------------------------------

                                  THE TRUSTS

-------------------------------------------------------------------------------

         DCS may form trusts at various times pursuant to a separate "Trust Agreement" for each trust. The principal offices of each trust and the related owner trustee will be specified in the applicable prospectus supplement.

                              SECURITIES ISSUANCE

         A trust will issue securities and use the net proceeds from the sale of the securities to purchase receivables and all payments received on such receivables on and after the applicable cut-off date (as specified in the prospectus supplement, a "Cut-off Date"). If the purchased receivable is a DCS Gold Key Plus Receivable, generally, only the right to receive certain payments will be purchased by a trust. The primary sources for repayment of the securities issued by a trust are collections on its receivables, liquidation proceeds on its defaulted receivables and its reserve funds, if any.

                                TRUST PROPERTY

         If a trust issues more than one series of securities, the securities of a series will be supported solely by the property allocated to such series ("Series Trust Property") and will not have any rights in or receive any payments from the Series Trust Property allocated to any other series of securities issued by that trust. The Series Trust Property of a trust will include:

         o the receivables pool allocated to such series and payments on such receivables;

         o such amounts as from time to time may be held in separate trust accounts established for the trust and the proceeds of such accounts, as described in this prospectus and in the accompanying prospectus supplement;

         o security interests in the financed vehicles and any other interest of the seller in such financed vehicles;

         o the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

         o the seller's interest in proceeds from recourse to dealers on defaulted receivables or the underlying financed vehicles of defaulted receivables;

         o any property that secured a receivable and has been acquired by the trust; and

         o any and all proceeds of the above as allocated to such series of securities.

         In accordance with a "Sale and Servicing Agreement", the seller will sell a pool of receivables to the trust on the day the trust issues a series of securities. After an initial sale, the seller may sell subsequent receivables ("Subsequent Receivables") to the trust as frequently as daily during a specified funding period (a "Funding Period"). The trust will purchase its Subsequent Receivables from the proceeds of the sale of its securities that were not used to purchase its initial pool of receivables. Prior to the purchase of Subsequent Receivables, the trust will maintain those proceeds in its pre-funding account (the "Pre-Funding Account").

         Also, a trust may use its principal collections on receivables to purchase additional receivables ("Additional Receivables") from the seller over a specified period (a "Revolving Period"). Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable trust allocated solely to such series of securities.

         A trust will purchase Subsequent Receivables or Additional Receivables only if the prospectus supplement so specifies.

         The servicer will continue to service the receivables held by each trust and will receive fees for such services. To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment sale contracts owned by each trust and other related documents as custodian for the trust. To avoid undue administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. In the absence of such an amendment, a trust may not have a perfected security interest in the financed vehicles in all states.

         A trust may have reserve funds or other forms of credit enhancement. Also, a trust may own securities that were issued by another trust but were not then sold to investors ("Previously Issued Securities"). In addition, a trust may own the right to receive the overcollateralization distributions from another trust.

         Refer to the "Receivable Pools" section for additional information on the receivables. Refer to the "Servicing" section in this prospectus and in the "Transaction Overview-Servicing" section in the accompanying prospectus supplement for additional information on servicing the receivables. Refer to the "Certain Legal Aspects of the Receivables" and "Sale Provisions" sections for additional information on security interests in the financed vehicles.


-------------------------------------------------------------------------------

                                USE OF PROCEEDS

-------------------------------------------------------------------------------

         Generally, a trust will use the net proceeds from the sale of a series of securities to (i) purchase receivables and, if applicable, any Previously Issued Securities from the seller, (ii) make the initial deposit into the reserve funds, if any, and (iii) deposit the Pre-Funded Amount, if any, into the Pre-Funding Account. Generally, the seller will use the proceeds it receives for general corporate purposes.


-------------------------------------------------------------------------------

                               RECEIVABLE POOLS

-------------------------------------------------------------------------------

         Each receivable in a pool is a motor vehicle retail installment sale contract between a dealer and an obligor. The dealers are retail sellers of new and used automobiles and light duty trucks. Most of the dealers sell products manufactured and/or distributed by subsidiaries of DaimlerChrysler AG. Those products include vehicles manufactured under the Chrysler, Dodge, Jeep, and Mercedes-Benz trademarks.

         Each receivable in a pool was or will be originated by dealers who regularly sell such contracts to DCS. DCS will purchase, the receivables directly or indirectly according to agreements with dealers throughout the United States in the ordinary course of business.

         Receivable pools will continue to be serviced by DCS, in such capacity as the servicer and will evidence indirect financing made available by the seller to the obligors.

                                 UNDERWRITING

         DCS purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation and the value of the vehicle being financed, as well as other factors.

                          SIMPLE INTEREST RECEIVABLES

         "Simple Interest Receivables" are receivables that amortize the amount financed over a series of fixed level monthly payments. Under the "simple interest" method, each monthly payment is generally allocated first to interest and the remainder to principal. The interest allocation is calculated as follows:


      outstanding principal balance of        X       stated              X     period between current
      the receivable                                  APR                       and prior payments
                                                                                (as a fraction of a calendar year)

         Accordingly, the portion of the obligor's monthly payment allocated to principal and interest depends on when an obligor pays the fixed monthly installment relative to its scheduled due date. The following table illustrates this relationship:

---------------------------------------- -----------------------------------------------------------------------------
Portion of Payment                                                      If Paid .....
Allocated to
---------------------------------------- -----------------------------------------------------------------------------
                                         Before Scheduled                       After Scheduled
                                         Due Date                               Due Date
---------------------------------------- -------------------------------------- --------------------------------------
Principal                                Greater                                Less
---------------------------------------- -------------------------------------- --------------------------------------
Interest                                 Less                                   Greater
---------------------------------------- -------------------------------------- --------------------------------------

         In either case, the obligor generally pays a fixed monthly installment until the final scheduled payment date. The amount of the final installment is increased or decreased as necessary to repay the outstanding principal balance and any finance charges up to the date of final payment. If a Simple Interest Receivable is prepaid in full, the obligor is required to pay interest only to the date of prepayment.

         If any receivables amortize according to a different method, the prospectus supplement will describe it. Except for some contracts entered into prior to 2004, all contracts are Simple Interest Receivables.

                            PRECOMPUTED RECEIVABLES

         Payments received on a "Precomputed Receivable" are allocated according to the "actuarial" method. The actuarial method provides for amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to a percentage of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the obligor is subject to a late payment penalty.

         Even though scheduled payments received on a Precomputed Receivable are allocated in accordance with the actuarial method, for a receivable which is prepaid in full or accelerated under certain circumstances or the financed vehicle is repossessed and sold or becomes a total loss, the amount owing by the obligor will be determined by considering that previous payments on the receivable were allocated according to the "simple interest" or "Rule of 78's" method.

         Refer to the "Simple Interest Receivables" section above for a description of the simple interest method.

         Many of the Precomputed Receivables generally also provide that, in the event of a prepaid receivable, if the amount owing by the obligor determined by the "Rule of 78s" would be more favorable to the obligor, the amount owing may be determined in accordance with such rule. A portion of the contracts that were entered into prior to 2004 are Precomputed Receivables.

                           BALLOON NOTE RECEIVABLES

         A "Balloon Note Receivable" has the following characteristics:

         o        requires a fixed, level monthly payment from the obligor,

         o        is secured by a new automobile or light duty truck, and

         o has a final "Fixed Value Payment" which is materially greater than the scheduled monthly payments.

         A Balloon Note Receivable provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final Fixed Value Payment due after payment of the monthly installments. The final Fixed Value Payment may be satisfied by:

         o        payment in full in cash of such amount,

         o transfer of the vehicle to DCS provided certain conditions are satisfied (in some contracts the Fixed Value Payment may not be satisfied by such transfer), or

         o refinancing the Fixed Value Payment in accordance with certain conditions.

         Most Balloon Note Receivables are simple interest receivables. A portion of those entered into prior to 2004 are precomputed receivables. Generally, a trust will only purchase the principal and interest payments due prior to the final Fixed Value Payment and DaimlerChrysler Retail Receivables LLC will purchase the final Fixed Value Payment. DaimlerChrysler Retail Receivables LLC will have the option to transfer these final Fixed Value Payments to the related trust in exchange for certificates representing interests in these final Fixed Value Payments or indebtedness secured by these final Fixed Value Payments. DaimlerChrysler Retail Receivables LLC may then sell those certificates or the indebtedness.

                              SELECTION CRITERIA

         Each pool of receivables to be held by a trust and allocated to a series of securities will be selected from the seller's portfolio.

         Generally, only receivables meeting the following criteria will be selected:

         o has been purchased by the seller, directly or indirectly, from dealers in the ordinary course of business

         o        is secured by a new or used vehicle

         o        has been originated in the United States and

         o satisfies the other criteria, if any, in the related prospectus supplement.

         If a pool of receivables does not follow any of these selection criteria, the related prospectus supplement will so specify.

         The prospectus supplement will include information on each receivables pool, including, to the extent appropriate:

         o        the composition

         o the distribution of such receivables pool secured by new vehicles and by used vehicles

         o        the distribution by outstanding principal balance

         o        the distribution by annual percentage rate ("APR")

         o        the distribution by U.S. state of origination.


                              RECOURSE TO DEALERS

         DCS has recourse to its dealers on a portion of its retail installment sale contracts. Under its recourse obligation, the dealer is responsible to DCS for payment of the unpaid balance of the contract, provided that DCS repossesses the vehicle from the retail buyer and returns it to the dealer within a specified time. DCS applies the same underwriting standards to the purchase of contracts regardless of whether there is recourse to dealers.

         The net credit loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers. Based on its experience, DCS believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers.

         In the event of a dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt could result in payment delays and, if successful, losses on the affected receivables.


         In addition, some dealers may be obligated to repurchase receivables originated by them if the dealers have made certain misrepresentations about the receivables.

-------------------------------------------------------------------------------

                              NET CREDIT LOSS AND
                            DELINQUENCY EXPERIENCE
-------------------------------------------------------------------------------

         Each prospectus supplement will include specified net credit loss, repossession and delinquency experience of the seller. We cannot assure you that the delinquency, repossession and net credit loss experience on any receivables pool will be comparable to historical experience or to such information.

-------------------------------------------------------------------------------

                                 FLOW OF FUNDS
-------------------------------------------------------------------------------

                               SOURCES OF FUNDS

         A trust may use funds from the following sources to pay its expenses and make payments on its securities:

         o        collections on its receivables

         o        net recoveries from the liquidation of defaulted receivables

         o amounts paid by the seller to repurchase a receivable as a result of the seller's material breach of a representation and warranty -- refer to "Sale Provisions"

         o amounts paid by the servicer to purchase a receivable to which it has made certain modifications -- refer to "Servicing -- Servicing Procedures"

         o investment earnings during the related collection period, if any, on its reserve fund, if any, and on deposits, if any, in its deposit account

         o any reserve fund described in the related prospectus supplement

         o any other sources described in the related prospectus supplement.

         The funds available to pay expenses and make payments on securities for any given period are referred to as "Available Funds".

         In the case of a trust that issues more than one series of securities, the distributions on the securities of any one series will be made solely from funds allocated to that series and not from the funds allocated to any other series issued by that trust.

                        APPLICATION OF AVAILABLE FUNDS

         On each payment date the available funds of a trust will be applied to its expenses and payments on its securities in the amounts and the order of priority set forth in the prospectus supplement.

                                 NET DEPOSITS

         As an administrative convenience, the servicer will deposit a trust's available funds into any account of the trust net of a payments to be made to the servicer. However, the servicer will account for available funds as if all deposits and transfers of available funds were made individually rather than net.

-------------------------------------------------------------------------------

                              CREDIT ENHANCEMENT
-------------------------------------------------------------------------------

         Credit enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of the other series.

         A prospectus supplement for a series will specify whether there is any credit or cash flow enhancement and how it works. Examples are:

         o subordination of one or more classes of securities of a series,

         o        reserve funds,

         o        overcollateralization,

         o        letters of credit,

         o        credit or liquidity facilities,

         o        surety bonds,

         o        guaranteed investment contracts,

         o        swaps (including without limitation currency swaps),

         o        other interest rate protection agreements,

         o repurchase obligations (including without limitation put options),

         o        yield supplement agreements and accounts,

         o        other agreements with respect to third party payments,

         o any other arrangements as may be described in the related prospectus supplement or

         o        any combination of two or more of the above.


                                 RESERVE FUND

         A trust may maintain a reserve fund in its Deposit Account. Generally, a reserve fund will be established by an initial deposit by the seller on the Closing Date. If a trust has a Funding Period, the reserve fund will also be increased on each Subsequent Transfer Date to the extent described in the related prospectus supplement. The amount of the reserve fund may be increased on each payment date up to a required amount through an allocation of the trust's Available Funds. The related prospectus supplement will describe the manner in which the reserve fund will be applied.

-------------------------------------------------------------------------------

                          PAYMENTS ON THE SECURITIES
-------------------------------------------------------------------------------

         The prospectus supplement will describe

         o the timing and priority of payments of principal and interest on each class of the securities,

         o        their interest rates,

         o the method of determining the amount of their principal payments,

         o the priority of the application of the trust's available funds to its expenses, and payments on its securities.

         The rights of any class of securities may be senior or subordinate to other classes of securities. A security may be entitled to

         o principal payments with disproportionate, nominal or no interest payments or

         o interest payments with disproportionate, nominal or no principal payments.

Interest rates may be fixed, variable or adjustable. A class of securities may be redeemable. The aggregate initial principal amount of the securities of a series may be greater than, equal to or less than the aggregate initial principal amount of the receivables in that series.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. A series may provide for a liquidity facility or other arrangement (including without limitation the issuance of additional securities by the trust) that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                              PRINCIPAL PAYMENTS

Weighted Average Life of the Securities

         The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other receivables repurchased by the seller or the servicer for administrative reasons. All of the receivables may be prepaid at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the seller. The rate of prepayment on the receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the seller will be obligated to repurchase receivables from a trust pursuant to the related Sale and Servicing Agreement as a result of breaches of its representations and warranties and the servicer will be obligated to purchase receivables from a trust pursuant to the Sale and Servicing Agreement as a result of its breaches of certain covenants. The servicer will also have an option to purchase all of a trust's receivables when their outstanding amount declines to a specified level. Such a purchase would result in the early redemption of the trust's securities.

         Refer to the "Sale Provisions" and "Servicing" sections.

         A prospectus supplement may provide for a Revolving Period during which principal collections in respect of the receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related series trust property rather than applied to make distributions on the related securities. Any such application would increase the weighted average life of those securities. Also, a prospectus supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in Eligible Investments and distributed on the related securities in planned amounts on scheduled payment dates.

         In light of the above considerations, we cannot tell you the amount of principal that will be paid on any class of securities on any payment date, since that amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables that support your securities. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities.

Indexed Securities

         A trust may issue a class of "Indexed Securities" in which the principal amount payable at its final scheduled payment date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will relate to the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable prospectus supplement (such Indexed Securities, "Currency Indexed Securities");

         o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities");

         o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or

         o such other objective price or economic measures as are described in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination. The prospectus supplement will also include information concerning tax consequences to the holders of such Indexed Securities.

         Typically, interest on an Indexed Security will be payable based on the amount designated in the applicable prospectus supplement. The prospectus supplement will determine the terms of redemption or repayment of Indexed Securities prior to the final schedule payment date.

Optional Redemption

         The prospectus supplement will state whether the servicer has an option to repurchase the receivables in the related series and when it may exercise that option. Normally, the option is exercisable when the total principal balance of the receivables has declined to 10% of their total principal balance as of the cut-off date. If the servicer exercises this option, the outstanding securities of that series will be repaid at that time.

                               INTEREST PAYMENTS

         A class of securities may bear interest at a fixed, variable, adjustable, or zero rate per annum. The applicable prospectus supplement will provide the detailed interest rate terms of your securities. The following sections provide a general overview of the mechanics of the various types of interest rates.

Fixed Rate Securities

         Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, as the case may be, specified in the applicable prospectus supplement. Generally, interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Securities

         A trust may issue various types of floating rate securities. Each class of floating rate securities will bear interest at the applicable per annum floating interest rate. The following defined terms are used in the sections below to illustrate how various floating rates are determined. All floating rate interest calculations resulting in percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward.

         "Base Rate" - basis for floating interest rate on securities.

         "Spread" - added to or subtracted from the Base Rate and generally a stated number of basis points (one basis point equals one one-hundredth of a percentage point).

         "Spread Multiplier" - generally a number expressed as a percentage.

         "Floating Rate Interest Accrual Period" - the period over which interest accrues at the floating interest rate.

         "Index Maturity" - the period of maturity of the instrument or obligation from which the Base Rate is calculated (i.e., one month LIBOR).

         "H.15(519)" - the publication entitled "Statistical Release H.15(519), Selected Interest Rates", published by the Board of Governors of the Federal Reserve System.

         "Composite Quotations" - the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         "Interest Reset Date" - the first day of the Floating Rate Interest Accrual Period.

         "Calculation Agent" - representative appointed by the trust to calculate the interest rate on a class of floating rate securities, typically the indenture trustee. The Calculation Agent's determinations of interest, in the absence of obvious error, are conclusive and binding for all purposes.

         Floating rate securities may have either or both of the following:

         o a maximum limitation, or ceiling, on the rate at which interest may accrue during any Floating Rate Interest Accrual Period and

         o a minimum limitation, or floor, on the rate at which interest may accrue during any Floating Rate Interest Accrual Period.

         In no event will the per annum floating interest rate be higher than the maximum rate permitted by applicable law.

LIBOR Securities

         LIBOR based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at LIBOR plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines LIBOR for each Floating Rate Interest Accrual Period on the LIBOR Determination Date. The "LIBOR Determination Date" is the second LIBOR Business Day prior to the Interest Reset Date. A "LIBOR Business Day" is a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR" equals the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity commencing on the Interest Reset Date, as displayed on Telerate Page 3750 at approximately 11:00 a.m. London time on the LIBOR Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service.

CD Rate Securities

         CD Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the CD Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the CD Rate for each Floating Rate Interest Accrual Period on the CD Rate Determination Date. The "CD Rate Determination Date" is the second business day prior to the Interest Reset Date.

         The "CD Rate" equals the rate on the CD Determination Date for negotiable certificates of deposit for the period of the Index Maturity. This rate is published in H.15(519) under the heading "CDs (Secondary Market)".

Commercial Paper Rate Securities

         Commercial Paper Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Commercial Paper Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Commercial Paper Rate for each Floating Rate Interest Accrual Period as of the Commercial Paper Rate Determination Date. The "Commercial Paper Rate Determination Date" is the second business day prior to the Interest Reset Date.

         The "Commercial Paper Rate" for a Floating Rate Interest Accrual Period equals the Money Market Yield on the Commercial Paper Rate
Determination Date for commercial paper having the period of the Index Maturity. The rate is published in H.15(519) under the heading "Commercial Paper". "Money Market Yield" is calculated as follows:

         Money Market Yield    =             D x 360               x       100
                                       ------------------
                                       360 - (D x M)
         where:

         D = the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal

         M =      the actual number of days in the Index Maturity

Federal Funds Rate Securities

         Federal Funds Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Federal Funds Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Federal Funds Rate for each Floating Rate Interest Accrual Period as of the Interest Reset Date.

         The "Federal Funds Rate" equals the effective rate on the Interest Reset Date for Federal Funds having the period of the Index Maturity. This rate is published in H.15(519) under the heading "Federal Funds (Effective)".

Treasury Rate Securities

         Treasury Rate based floating rate securities will bear interest for each Floating Rate Interest Accrual Period at the Treasury Rate plus or minus the Spread or multiplied by a Spread Multiplier, if any. The Calculation Agent determines the Treasury Rate for each Floating Rate Interest Accrual Period as of its Treasury Rate Determination Date.

         The "Treasury Rate Determination Date" is the Monday of the week in which the Interest Reset Date falls as Treasury bills are normally sold at auction on Monday of each week. If the applicable Monday is a legal holiday and the auction is held on Tuesday, then Tuesday would be the Treasury Rate Determination Date. If the applicable Monday is a legal holiday and the auction is held on the preceding Friday, then Friday would be the Treasury Rate Determination Date. If the Interest Reset Date falls on an auction date, then such Interest Reset Date will instead be the business day immediately following such auction date.

         The "Treasury Rate" equals the rate on the Treasury Determination Date for the auction of direct obligations of the United States having the period of the Index Maturity. This rate is published in H.15(519) under the heading "U.S. Government Securities - Treasury Bills - auction average (investment)".

-------------------------------------------------------------------------------

                       FORM OF SECURITIES AND TRANSFERS
-------------------------------------------------------------------------------

         Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more securities registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in denominations of $1,000 in book-entry form only. The seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"), unless another nominee is specified in the related prospectus supplement. Accordingly, such nominee is expected to be the holder of record of the securities of each class. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus or and in the related prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures with respect thereto.

                            BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Unless otherwise specified in the related prospectus supplement, securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through Participants and Indirect Participants. In addition, securityholders will receive all distributions of principal and interest from the related indenture trustee or the related owner trustee, as applicable, through Participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or securityholders.

         Except to the extent DaimlerChrysler Retail Receivables LLC holds certificates with respect to any series of securities, it is anticipated that the only "securityholder", "noteholder" and "certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each indenture trustee as noteholders, as such term is used in each Indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its Participants. Similarly, certificateholders will not be recognized by each owner trustee as certificateholders as such term is used in each trust agreement, and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and Indirect Participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

         DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the related Indenture or a certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, neither any administrator, the applicable owner trustee nor the applicable indenture trustee, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Clearstream Banking, societe anonyme ("Clearstream") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificated securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for Participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificated securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator" or "Euroclear"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator holds a banking license granted to it, and is regulated, by the Belgian Banking and Finance Commission. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held as a single bulk holding without attribution of specific certificated securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" to this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture or Trust Agreement, as applicable, on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Cede, as nominee for DTC, will hold the securities. Clearstream and Euroclear will hold omnibus positions in the securities on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC's Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the prospectus below under "-- Definitive Securities".

                             DEFINITIVE SECURITIES

         Unless otherwise specified in the related prospectus supplement, the securities of a series will be issued in fully registered, certificated form ("Definitive Securities") to securityholders or their respective nominees, rather than to DTC or its nominee, only if

         o the related administrator or indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or indenture trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), or

         o the administrator or indenture trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or

         o after the occurrence of an Event of Default or a Servicer Default with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given series through Participants of the availability of Definitive Securities. When DTC surrenders the definitive certificates representing the corresponding securities and gives instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Those distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

         Unless otherwise specified in the related prospectus supplement with respect to the notes of any series, three or more holders of the notes of such series or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal balance of such notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such series.

         Unless otherwise specified in the related prospectus supplement with respect to the certificates of any series, three or more holders of the certificates of such series or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related owner trustee, obtain access to the list of all certificateholders maintained by such owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.


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                                SALE PROVISIONS
-------------------------------------------------------------------------------

         On the closing date specified in a prospectus supplement (the "Closing Date"), the seller will transfer and assign to the applicable trust, without recourse, pursuant to a Sale and Servicing

Agreement, its entire interest in a pool of receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the Sale and Servicing Agreement. The applicable owner trustee will execute and deliver the trust's notes and/or certificates, as applicable. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the offered securities of a series will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The prospectus supplement will specify whether Subsequent Receivables for such series will be sold by the seller to the trust from time to time during any Funding Period for the trust on each date specified as a transfer date in the prospectus supplement (each, a "Subsequent Transfer Date").

         In each Sale and Servicing Agreement the seller will represent and warrant to the applicable trust, among other things, that:

         o the information provided in the schedule of receivables attached to the Sale and Servicing Agreement is correct in all material respects;

         o the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with the seller's normal requirements;

         o as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

         o as of the Closing Date or the applicable Subsequent Transfer Date, if any, each related receivable is or will be secured by a first perfected security interest in favor of the seller in the financed vehicle;

         o each receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

         o any other representations and warranties that may be set forth in the related prospectus supplement.

         Unless otherwise provided in the related prospectus supplement, as of the last day of the second month following the discovery by or notice to the seller of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the related trust in any receivable, the seller will repurchase that receivable if the breach has not been cured. The purchase price payable to the trust will be the unpaid principal balance owed by the obligor on the receivable plus interest thereon at its APR to the last day of the month of repurchase (the "Repurchase Amount"). The repurchase obligation constitutes the sole remedy available to the securityholders, the owner trustee and the indenture trustee for any such uncured breach.

         Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the servicer as custodian to maintain possession, as such trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. The seller's records and computer systems will reflect the sale and assignment of the related receivables to the applicable trust, and UCC financing statements reflecting such sale and assignment will be filed. However, if another person acquired possession of the motor vehicle retail installment contracts, under some circumstances collections on those receivables would not be available to make payments on the securities.


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                                   SERVICING
-------------------------------------------------------------------------------

                                 THE SERVICER

         Unless otherwise specified in the prospectus supplement, DCS will service the receivables. DCS is a wholly-owned subsidiary of DaimlerChrysler Corporation ("DaimlerChrysler") and engages in providing consumer and dealer automotive financing for the products of DaimlerChrysler, including retail and lease financing for vehicles, dealer inventory and other financing needs. DaimlerChrysler is an indirectly owned subsidiary of DaimlerChrysler AG ("DaimlerChrysler AG"), a German Corporation.

         DCS's business is substantially dependent upon the operations of DaimlerChrysler. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could result in a reduction in the level of finance and insurance operations of DCS. DCS's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-2565.

         Prior to November 30, 2001, DCS was a wholly-owned subsidiary of Chrysler Financial Company L.L.C., a Michigan limited liability company ("CFC"). On November 30, 2001, MBCC merged into CFC with CFC being the surviving legal entity, and immediately thereafter CFC merged into DCS with DCS being the surviving legal entity. Immediately following the merger DCS became the seller and servicer under each Sale and Servicing Agreement and Administration Agreement to which CFC was a party, and had substantially the same assets and liabilities and substantially the same personnel that CFC had prior to the merger. All references in this prospectus or any prospectus supplement to DCS that relate to the time prior to that merger are, in effect, to CFC as predecessor to DCS.

                                   ACCOUNTS

         With respect to each trust, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the securityholders of that series (the "Deposit Account"). The servicer will deposit the collections on a trust's receivables into the trust's Deposit Account as described under "-- Collections" below. The applicable trustee will apply available funds in a Deposit Account to pay the trust's expenses and to make payments on its securities. If a trust has reserve funds, they will be held in its Deposit Account. As described under "Sale Provisions" a trust that has a Funding Period will have a Pre-Funding Account. The prospectus supplement will describe any other accounts that a trust may have.

         Funds in any account of a trust will be invested in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the trust's offered securities as being consistent with the ratings of those securities. Eligible Investments may include motor vehicle retail sale contracts. Except as described below or in the related prospectus supplement, Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date for such series. However, to the extent permitted by the rating agencies for a series, funds in any reserve funds for such series may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls. Thus, the amount of available cash in any reserve funds at any time may be less than the balance of the reserve funds. If the amount required to be withdrawn from any reserve funds to cover shortfalls in collections on the receivables for the related series (as provided in the related prospectus supplement) exceeds the amount of cash available in the reserve funds, a temporary shortfall in the amounts distributed to the securityholders of that series could result. Those shortfalls could, in turn, increase the average life of those securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds in the Deposit Account during the related Collection Period, if any, net of losses and investment expenses shall be deposited in the Deposit Account on each payment date and shall be treated as collections of interest on the related receivables.

         Any account for a trust will be maintained as an Eligible Deposit Account. An "Eligible Deposit Account" is any segregated account with an Eligible Institution or an institution otherwise acceptable to the rating agencies. An "Eligible Institution" means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the related indenture trustee or owner trustee.

                             SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any trust and will, consistent with the related Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer purchasing the receivable for the Repurchase Amount. The servicer may sell the financed vehicle securing the respective receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         DCS's collectors are assigned to specific delinquent obligors and attempt to contact the delinquent obligor by telephone or by letter based on the terms of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 90 days delinquent. Repossession is carried out according to specific procedures adopted by DCS.

         Any deficiencies remaining, after repossession and sale of the vehicle after the full charge-off of the contract, are pursued by DCS to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.


                                  COLLECTIONS

         The servicer will deposit collections on the receivables received by it during the Collection Period on the payment date following that Collection Period. A "Collection Period" is a calendar month unless otherwise specified in the prospectus supplement. If at any time any of the following conditions are true, the servicer must deposit collections on the receivables for that series into its Deposit Account within two business days of receipt. The conditions are: (i) DCS is no longer the servicer, or (ii) a Servicer Default exists, or (iii) any other condition to making deposits monthly as may be specified by the rating agencies or set forth in the related prospectus supplement. Pending deposit into the Deposit Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables purchased by the servicer.

         Unless otherwise provided in the related prospectus supplement, the servicer will not make advances of delinquent payments on the receivables.

                SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the prospectus supplement for any series, the servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per month of the total receivables principal balance for such series as of the first day of that Collection Period (the "Servicing Fee"). The priority of payment of the Servicing Fee will be set forth in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables. The servicer will be entitled to reimbursement from such trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

         The Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the servicer for administering the particular receivables pool, including accounting for collections and furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for such trust and for the related securityholders. The Servicing Fee also will reimburse the servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering a receivables pool.

                          REPORTS TO SECURITYHOLDERS

         On or prior to each payment date, the servicer will prepare and provide to the indenture trustee and owner trustee for each series a statement to be made available to the securityholders of that series on such payment date. The statement for a series will contain the following information for the current payment date or the period since the prior payment date:

         (i)      the amount of principal paid on each class of securities;

         (ii)     the amount of the interest paid on each class of securities;

         (iii) the total principal balance of the receivables as of the close of business at the beginning and at the end of the related Collection Period;

         (iv) the outstanding principal balance of each class of securities, both before and after giving effect to all principal payments on that payment date;

         (v) the amount of the servicing fee paid to the servicer with respect to the related Collection Period;

         (vi) the interest rate or pass through rate for the current Interest Reset Period for any class of notes or certificates of such series with variable or adjustable rates;

         (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

         (viii)   any shortfalls in the payments due on that payment date;

         (ix) the total Repurchase Amounts, if any, for receivables that were repurchased by the seller or the servicer during such Collection Period;

         (x) the balance of the reserve funds, if any, on that payment date and the required amount, if any, of those reserve funds;

         (xi) during the related Funding Period, if any, the remaining Pre-Funded Amount; and

         (xii) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such series.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and
(viii) with respect to each security of any series will be expressed both in total and as a dollar amount per $1,000 of the initial principal balance of that security.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to that trust and received any payment thereon a statement containing certain information needed in the preparation of federal income tax returns of that securityholder. Refer to "Certain Federal Income Tax Consequences".

                       STATEMENTS TO TRUSTEES AND TRUST

         Prior to each payment date or payment date with respect to each series of securities, the servicer will provide to the applicable trustees a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such series described under "-- Reports to Securityholders".

                           EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and certain other matters.

         Under each Sale and Servicing Agreement the servicer will be obligated to deliver annually to the indenture trustee and owner trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date).

         However, if there has been a default in the fulfillment of any such obligation, the certificate will describe each such default. The servicer has agreed to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

                    CERTAIN MATTERS REGARDING THE SERVICER

         Each Sale and Servicing Agreement will provide that DCS may not resign from its obligations and duties as servicer thereunder, except upon determination that DCS's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor servicer has assumed DCS's servicing obligations under the Sale and Servicing Agreement.

         Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         The following entities will automatically become the successor servicer under a Sale and Servicing Agreement:

         o any entity into which the servicer may be merged or consolidated, or

         o any entity resulting from any merger or consolidation to which the servicer is a party, or

         o        any entity succeeding to the business of the servicer or,

         o any entity 50% or more of the ownership interest in which is owned, directly or indirectly, by DaimlerChrysler and which assumes the servicer's obligations.

         Such successor must assume the obligations of the servicer under the Sale and Servicing Agreement.


                               SERVICER DEFAULT

         Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of

         o any failure by the servicer to deliver to the applicable trustee for deposit in any of the related trust accounts any required payment or to direct the applicable trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the applicable trustee is received by the servicer or after discovery of such failure by the servicer;

         o any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or (B) to the servicer or the seller, as the case may be, and to the applicable trustee by holders of notes or certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding notes or certificates; and

         o the occurrence of an Insolvency Event with respect to the servicer, the seller or DaimlerChrysler Retail Receivables LLC.

"Insolvency Event" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

                         RIGHTS UPON SERVICER DEFAULT

         In the case of any trust that has issued notes, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of the notes evidencing not less than 51% of principal amount of such notes then outstanding may terminate all the rights and obligations of the servicer under such Sale and Servicing Agreement. Such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee or owner trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under such Sale and Servicing Agreement.

                            WAIVER OF PAST DEFAULTS

         Unless otherwise provided in the related prospectus supplement, the holders of notes of a series evidencing at least a majority in principal amount of the then outstanding notes of the series may, on behalf of all noteholders and certificateholders of that series, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences. However, they cannot waive a Servicer Default in making any required deposits to or payments from any of the trust accounts in accordance with such Sale and Servicing Agreement. Holders of a majority of the principal balance of the certificates of a series have similar rights with respect to a default by the Servicer that does not adversely affect the noteholders of the series.

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                                 THE INDENTURE
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                          INDENTURE; MASTER INDENTURE

         A trust will issue its notes pursuant to an indenture with the applicable indenture trustee. If a trust issues more than one series of notes, each such series may be issued pursuant to a separate indenture or pursuant to a base indenture and a supplement for the series. In that case, the notes of a series will be secured solely by the series trust property allocated to the series and will not have any rights in, or receive any payments from, that series trust property allocated to any other series of securities issued by the same trust. Such an indenture or master indenture is referred to as an "Indenture".

Modification of Indenture

         With respect to each trust that has issued notes pursuant to an Indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

         Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

         o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

         o impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

         o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding amount of such notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of such series;

         o decrease the percentage of the aggregate principal amount of such notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the notes of such series necessary to amend such Indenture or certain other related agreements; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the series trust property securing such notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such Indenture.

         Unless otherwise provided in the applicable prospectus supplement, the trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

Events of Default; Rights upon Event of Default.

         With respect to the notes of a series, unless otherwise specified in the related prospectus supplement, "Events of Default" under the related Indenture will consist of:

         o a default for five days (or for such other longer period specified in the related prospectus supplement) or more in the payment of any interest on any such note;

         o a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable;

         o a default in the observance or performance of any covenant or agreement of the applicable trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

         o any representation or warranty made by such trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding; or

         o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

The amount of principal required to be paid to noteholders of a series under the related Indenture will generally be limited to amounts available in the applicable Deposit Account and allocated for distribution to such noteholders. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

         In the case of a trust that issues more than one series of notes, an Event of Default with respect to one such series of notes will not of itself constitute an Event of Default with respect to any such other series of notes.

         If an Event of Default with respect to the notes of any series should occur and continue, the related indenture trustee or holders of a majority in principal amount of such notes then outstanding may declare the principal of such notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such notes then outstanding.

         If the notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due or foreclose on series trust property allocated to such series, exercise remedies as a secured party, sell the receivables included in such series trust property or elect to have the applicable trust maintain possession of such receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, such indenture trustee is prohibited from selling the related receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any note of such series, unless

         o the holders of all the outstanding notes of such series consent to such sale,

         o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or

         o such indenture trustee determines that the proceeds of such receivables would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such notes.

         If a trust issues more than one series of notes, each such series of notes will be secured solely by the series trust property allocated to such series and will not have any rights in or claims on, or receive any payments from, the series trust property allocated to any other series of securities issued by such trust.

         Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, such indenture trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee in respect of such series, and the holders of a majority in principal amount of such notes then outstanding may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding notes.

         Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless

         o such holder has given to the applicable indenture trustee prior written notice of a continuing Event of Default,

         o the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee,

         o such holder or holders have offered such indenture trustee reasonable indemnity,

         o such indenture trustee has for 60 days failed to institute such proceeding, and no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

         In addition, each indenture trustee and the holders of a series of notes, by accepting such notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have and will not assert any claims against any series trust property allocated to any other series of notes issued by such trust.

         For any series, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such notes or for the agreements of such trust contained in the applicable Indenture.

Certain Covenants

         Each Indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

         o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

         o such entity expressly assumes such trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of such trust under the Indenture,

         o no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

         o such trust has been advised that the rating of the notes or the certificates of such series then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation and

         o such trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder.

         No trust will, among other things,

         o except as expressly permitted by its documents, sell, transfer, exchange or otherwise dispose of any of its property,

         o claim any credit on or make any deduction from the principal and interest payable in respect of its notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

         o        dissolve or liquidate in whole or in part,

         o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such Indenture except as may be expressly permitted thereby or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such series trust property or any part thereof, or any interest therein or the proceeds thereof.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Transaction Overview -- The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to one or more series of notes issued by it and the related Indentures, pursuant to any advances made to it by the servicer or otherwise in accordance with its documents.


                          ANNUAL COMPLIANCE STATEMENT

         Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

                       INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

                    SATISFACTION AND DISCHARGE OF INDENTURE

         An Indenture will be discharged with respect to the series trust property securing a series of notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

                             THE INDENTURE TRUSTEE

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such series. A trust may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for such series.


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                           MISCELLANEOUS PROVISIONS
                            OF PRINCIPAL DOCUMENTS
-------------------------------------------------------------------------------

                                   AMENDMENT

         Unless otherwise provided in the related prospectus supplement, each of a trust's principal documents may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of those agreement or of modifying in any manner the rights of such noteholders or certificateholders so long as such action will not, in the opinion of counsel satisfactory to the related owner trustee or indenture trustee, as applicable, materially and adversely affect the interest of any such noteholder or certificateholder. Unless otherwise specified in the related prospectus supplement, those agreements may also be amended by the seller, the servicer, the related owner trustee and any related indenture trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes, if any, of the related series and the holders of the certificates of such series evidencing at least a majority of the principal amount of such certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such noteholders or certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (ii) reduce the aforesaid percentage of the notes or certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

                               THE OWNER TRUSTEE

         The owner trustee for each trust will be specified in the related prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of such owner trustee set forth in the related Trust

Agreement and the Sale and Servicing Agreement, as applicable. An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In such circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                               INSOLVENCY EVENT

         Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including DaimlerChrysler Retail Receivables LLC) of such trust and the delivery to the owner trustee by each such certificateholder (including DaimlerChrysler Retail Receivables LLC) of a certificate certifying that such certificateholder reasonably believes that such trust is insolvent.

                               PAYMENT OF NOTES

         Upon the payment in full of all outstanding notes of a series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of such series will succeed to all the rights of the noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

                                  TERMINATION

         With respect to each series, the obligations of the servicer, the seller, the related owner trustee and the related indenture trustee, if any, pursuant to the principal agreements of the trust will terminate upon the earliest of

         o the maturity or other liquidation of the last related receivable included in the series trust property allocated to such series and the disposition of any amounts received upon liquidation of any such remaining receivables,

         o the payment to noteholders, if any, and certificateholders of such series of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the Indenture, and

         o        the occurrence of either event described below.

         Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust, as of the end of any applicable Collection Period, if the total outstanding principal amount of the receivables in a series is 10% or less of the total principal amount of the receivables as of the cut-off date for the series. The purchase price will equal the aggregate of the Repurchase Amounts for the receivables as of the end of such Collection Period.

         If and to the extent provided in the related prospectus supplement with respect to a trust, the applicable trustee will, within ten days following a payment date as of which the total principal amount of the receivables in a series is equal to or less than the percentage of the total principal amount of the receivables as of the cut-off date for the series specified in the related prospectus supplement, solicit bids for the purchase of such receivables, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then such remaining receivables will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of those certificates.

                           ADMINISTRATION AGREEMENT

         DCS, in its capacity as administrator, will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each trust that issues notes and the related indenture trustee. The administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of notes (the "Administration Fee"), which fee will be paid by the servicer.

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                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
-------------------------------------------------------------------------------

                         SECURITY INTEREST IN VEHICLES

         The retail installment sales contracts evidencing the receivables also grant security interests in the financed vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the financed vehicle or a notation of the secured party's lien on the vehicles' certificate of title. (In Louisiana, a copy of the installment sale contract must also be filed with the appropriate governmental recording office).

         All contracts originated or acquired by the seller name the seller as obligee or assignee and as the secured party. The seller also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the seller continues to service the contracts, the obligors on the contracts will not be notified of the sale to a trust. No action will be taken to record the transfer of the security interest from the seller to a trust by amendment of the certificates of title for the financed vehicles or otherwise.

         The seller will assign its security interests in the financed vehicles securing the related receivables to each trust pursuant to the related Sale and Servicing Agreement. However, because of the administrative burden and expense, neither the seller nor the related owner trustee will amend any certificate of title to identify a trust as the new secured party on the certificate of title relating to a financed vehicle. Also, the seller will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the trust pursuant to the related Sale and Servicing Agreement. Refer to "Sale Provisions".


         In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a trust as the secured party on the certificate of title, the security interest of a trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the seller or administrative error by state or local agencies, the notation of the seller's lien on the certificates of title will be sufficient to protect a trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the seller failed to obtain a perfected security interest or, by not identifying the trust as secured party on the certificate of title or otherwise, failed to assign to a trust the perfected security interest, the security interest of that trust would be subordinate to, among others, the interests of subsequent purchasers of the financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the seller under the related Sale and Servicing Agreement and would create an obligation of the seller to repurchase the related receivable unless the breach were cured. Refer to "Sale Provisions" and "Risk Factors -- Trusts May Not have a Perfected Security Interest in Certain Financed Vehicles".


         Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof reregisters the vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. If a vehicle is registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement the servicer is obligated to take appropriate steps to maintain perfection of security interests in the financed vehicles and is obligated to purchase the related receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement the seller will represent to the related trust that, as of the date the related receivable is sold to the trust, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any securityholders in respect of a trust if such a lien arises or confiscation occurs.

                                 REPOSSESSION

         In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

                       NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, payment of delinquent installments is sufficient.

                   DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness; others do not. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle. If no such lienholder exists and there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

                           CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

         Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of its receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         Under each Sale and Servicing Agreement the seller will warrant to the related trust that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would constitute a breach of the warranties of the seller under such Sale and Servicing Agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured. Refer to "Sale Provisions".

                               OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

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                            CERTAIN FEDERAL INCOME
                               TAX CONSEQUENCES
-------------------------------------------------------------------------------

         The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Unless otherwise specified, this summary does not deal with U.S. federal income tax consequences to non-U.S. persons. As used in this summary, the term "U.S. person" means a beneficial owner of a note or certificate that is: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, U.S. Treasury Regulations are adopted that provide otherwise), (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury Regulations). The term "non-U.S. person" means a beneficial owner of a note or certificate that is not a U.S. person and is not an entity treated as a partnership for United States federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note or certificate, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a note or certificate that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the note or certificate, as the case may be.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

         The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code or (ii) all the certificates are retained by the seller or an affiliate thereof.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

         Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

         The seller will agree, and the noteholders will agree by their purchase of the offered notes (hereinafter, the "notes"), to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, Etc.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes

         Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term note") may be subject to special rules. An accrual basis holder of a Short-Term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term note). However, a cash basis holder of a Short-Term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term note until the taxable disposition of the Short-Term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term note is purchased for more or less than its principal amount.

Sale or Other Disposition

         If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

Non-U.S. Persons

         Interest payments made or accrued on the notes will generally be considered "portfolio interest," and a non-U.S. person that is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and whose income in respect of the notes is not effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income tax on interest paid or accrued on a note unless such non-U.S. person is an actual or constructive "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates), a "controlled foreign corporation" related to the trust or the seller, or a bank receiving interest described in section 881(c)(3)(A) of the Code.

         To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the note,

         o        certifies that such owner is not a U.S. person, and

         o        provides the beneficial owner's name and address.

         The "withholding agent" is the last U.S. payor (or non-U.S. payor that is a qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. person (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which will be effective for the remainder of the year of signature plus three full calendar years, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

         A non-U.S. person that is an individual or a corporation holding the notes on its own behalf, whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business, will generally be taxed as if the holder were a U.S. person if the holder provides the withholding agent with an IRS Form W-8ECI.

         A non-U.S. person other than an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership or foreign trust, the partners (or beneficiaries) rather than the partnership or trust, will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may provide a signed statement to the withholding agent in lieu of the beneficial owner's signed statement. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN or IRS Form W-8ECI (or the substitute form) to be attached.

         If the interest paid or accrued on the notes is not portfolio interest, then it will be subject to U.S. federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income that has provided a Form W-8ECI) or withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Generally, a non-U.S. person will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon the sale, redemption, retirement or other taxable disposition of a note, unless such gain is derived from sources within the United States and such non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition or otherwise establishes a "tax home" in the United States. Certain other exceptions may be applicable, and a non-U.S. person holding a note should consult its tax advisor in this regard.

         The Notes will not be includible in the estate of a non-U.S. person that holds a note unless the individual is an actual or constructive "10 percent shareholder" of the seller or the trust (including a holder of 10% of the outstanding certificates) or, at the time of such individual's death, payments in respect of the note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of U.S. federal income tax may apply to payments made in respect of a note to a registered owner that is not an exempt recipient and that fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities, such as tax exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts generally are exempt recipients. Payments made in respect of the notes to a U.S. person must be reported to the IRS, unless the U.S. person is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. persons holding notes who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold a portion of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that it is a non-U.S. person (and certain other conditions are met). Certification of the registered owner's status as a non-U.S. person normally would be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the application of backup withholding to their individual circumstances.

Possible Alternative Treatments of the Notes

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

         The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust and each separate series trust property as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including DaimlerChrysler Retail Receivables LLC in its capacity as recipient of distributions from the reserve funds), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller, DaimlerChrysler Retail Receivables LLC and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of DaimlerChrysler Retail Receivables LLC or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, Etc.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation

         As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount and interest paid on the notes. All remaining taxable income of the trust will be allocated to DaimlerChrysler Retail Receivables LLC. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

         It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section  708 Termination

         Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates

         Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

         In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. DaimlerChrysler Retail Receivables LLC is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election

         In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

Administrative Matters

         Taxation of US. Tax-Exempt Shareholders. In general, U.S. Shareholders that generally are exempt from taxation in the United States ("U.S. Tax-Exempt Shareholders") are subject to tax in respect of any unrelated business taxable income ("UBTI") they recognize. UBTI is defined generally as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its exempt purpose. UBTI generally does not include dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property.

         Section 514 of the Code provides that a tax-exempt entity's "debt-financed income" will be included in computing UBTI, regardless of whether such income would otherwise be excluded as dividends, interest or other similar income. Consequently, if a U.S. Tax-Exempt Shareholder's acquisition of a certificate is debt-financed, all or a portion of such investor's income attributable to the trust will be included in UBTI. In addition, the trust may borrow funds or otherwise incur debt (for example, by issuing notes) that may result in income of the trust being treated as debt-financed income under the UBTI rules.

         There is some uncertainty with respect to this matter, certain proposed regulations with respect to this subject have not been finalized and may be modified or amended prior to their finalization, and additional regulations could be promulgated, possibly with retroactive effect, U.S. Tax-Exempt Shareholders should therefore consult their tax advisors regarding all possible aspects of UBTI.

         The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K1. The trust will provide the Schedule K1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         DaimlerChrysler Retail Receivables LLC will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination

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

of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to certificateholders that are non-U.S. persons ("foreign certificateholders") because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN or other applicable form (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a foreign certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, a foreign certificateholder will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

         Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Exempt Investors

         Investors that are exempt from federal income taxation under Section 501 of the Code are nevertheless subject to federal income taxation on their "unrelated business taxable income," including "unrelated debt-financed income," as defined in Sections 512 and 514 of the Code. Income in respect of certificates of a trust that has also issued notes would be "unrelated debt-financed income" for these purposes.

                 TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED
                  BY THE SELLER OR AN AFFILIATE OF THE SELLER

Tax Characterization of the Trust

         Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness

         The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "Trusts for Which a Partnership Election is Made -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

                        CERTAIN STATE TAX CONSEQUENCES

         The activities of servicing and collecting the receivables will be undertaken by the servicer, a Michigan limited liability company. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                     * * *

         The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

-------------------------------------------------------------------------------

                             ERISA CONSIDERATIONS

-------------------------------------------------------------------------------

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements. Such plans subject to ERISA, Section 4975, or Similar Law are referred to herein as "Plans". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

         o PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

         o PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

         Pursuant to Department of Labor Regulation ss.2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as a trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation. Therefore, the assets of the trust could constitute plan assets if certificates were acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and
Section 4975 of the Code would apply to transactions involving the assets of the trust. As a result, except in the case of Certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred unless the owner trustee receives

         o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

         o an opinion of counsel in form and substance satisfactory to the owner trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any Similar Law or subject the owner trustee, the indenture trustee, the certificate administrator or the seller to any obligation in addition to those undertaken in the trust agreement.

         Unless otherwise specified in the related prospectus supplement, the offered notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. The fiduciary should consider that if the owner of 50% or more of the certificates issued by a trust is a party in interest with respect to a Plan, then the trust will also be a party in interest of that Plan.

         The seller, the underwriter, the indenture trustee, or the owner trustee with respect to the trust may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any Plan for which the seller, the underwriter, the indenture trustee, or the owner trustee or any of their respective affiliates

         o has investment or administrative discretion with respect to such plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets and will be based on the particular investment needs for the Plan; or

         o        is an employer maintaining or contributing to such Plan

         should consult with its counsel about potential transactions under ERISA and section 4975 of the Code before investing in the notes.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

         A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the investment will cause the assets of the trust to be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                 CERTIFICATES

         The following applies only to certain certificates (referred to herein as "Certificates") issued by a trust.

         The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment sales contracts. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

              1. The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

              2. The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

              3. The owner trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

              4. The sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Sale and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

              5. The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

              (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates in which Plans invest and of the aggregate equity interest in the trust are acquired by persons independent of the Restricted Group (as defined below),

              (ii) such fiduciary (or its affiliate) is an obligor with respect to no more than five percent (5%) or less of the fair market value of the obligations contained in the trust,

              (iii) no Plan's investment in any class of Certificates exceeds twenty-five (25) percent of all of the Certificates of that class outstanding at the time of the acquisition, and

              (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the owner trustee, the indenture trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, a provider of credit support to the trust, or any affiliate of such parties (the "Restricted Group").

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Also, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



-------------------------------------------------------------------------------

                             PLAN OF DISTRIBUTION
-------------------------------------------------------------------------------

         On the terms and conditions set forth in one or more underwriting agreements for a series (collectively, the "Underwriting Agreement"), the seller will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the offered securities set forth in that prospectus supplement.

         In an Underwriting Agreement for a series, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the offered securities if any of the offered securities are purchased.

         Each prospectus supplement will either (i) set forth the price at which each class of offered securities will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or (ii) specify that the offered securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any offered securities, the public offering prices and concessions may be changed.

         Each Underwriting Agreement will provide that the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or otherwise, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters or the seller.

         Pursuant to the Underwriting Agreement for a series of securities, the closing of the sale of any class of offered securities will be conditioned on the closing of the sale of all other offered securities of that series.

         The place and time of delivery for a series of securities will be set forth in the related prospectus supplement.

         Until the distribution of the offered securities of a series is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase those securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of those securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         The underwriters may create a short position in the securities being offered by selling more offered securities than are set forth on the cover page of the related prospectus supplement. The underwriters may reduce that short position by purchasing those offered securities in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities of any trust. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that

         o it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell, any of those securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "UK Regulations"),

         o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any of the offered securities in circumstances in which Section 21(1) of the FSMA does not apply to the trust, and

         o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom.

         If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.

         Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

--------------------------------------------------------------------------------

                                LEGAL OPINIONS
--------------------------------------------------------------------------------

         Certain legal matters relating to the securities of any series will be passed upon for the related trust and the seller by Sidley Austin Brown & Wood LLP as to matters of New York law and Richards, Layton & Finger, P.A. as to matters of Delaware law.

-------------------------------------------------------------------------------

                           INDEX OF PRINCIPAL TERMS
-------------------------------------------------------------------------------



A

Additional Receivables.............................17
Administration Agreement...........................49
Administration Fee.................................49

C

Cede...............................................28
Certificates.......................................67
CFC................................................35
Clearstream........................................30
Clearstream Participants...........................30
Closing Date.......................................33
Collection Period..................................37
Currency Indexed Securities........................25
Cut-off Date.......................................16

D

DaimlerChrysler....................................35
DaimlerChrysler AG.................................35
DCS.................................................7
DCS Gold Key Plus Receivable.......................19
Definitive Securities..............................32
Deposit Account....................................35
Depositaries.......................................31
DOL................................................68
DTC................................................11

E

Eligible Deposit Account...........................36
Eligible Institution...............................36
Euroclear..........................................30
Euroclear Operator.................................30
Euroclear Participants.............................30
Events of Default..................................43
Exemption..........................................68

F

Fixed Value Payment................................19
FTC Rule...........................................52
Funding Periord....................................16

I

Indenture..........................................42
Indexed Commodity..................................25
Indexed Currency...................................25
Indexed Principal Amount...........................24
Indirect Participants..............................29
Insolvency Event...................................41

O

OID................................................55
OID regulations....................................55

P

Participants.......................................28
Plan Assets Regulation.............................66
Precomputed Receivable.............................19
Pre-Funding Account................................16
Pre-Funding Period.................................68
Previously Issued Securities.......................17
PTCE...............................................65

R

Record Date.........................................9
Registration Statement..............................2
Repurchase Amount..................................34
Restricted Group...................................69
Revolving Period"..................................17
Rules..............................................29

S

Sale and Servicing Agreement.......................16
SEC.................................................2
Series Trust Property..............................16
Servicemembers Act.................................14
Servicer Default...................................40
Servicing Fee......................................37
Short-Term note....................................55
Similar Law........................................65
Simple Interest Receivables........................18
Stock Index........................................25
Stock Indexed Securities...........................25
Subsequent Receivables.............................16
Subsequent Transfer Date...........................34

T

Terms and Conditions...............................31
Trust Agreement....................................16

U

UK Regulations.....................................71
Underwriting Agreement.............................69

                                                                        Annex I

-------------------------------------------------------------------------------

                        GLOBAL CLEARANCE SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES
-------------------------------------------------------------------------------

                                   OVERVIEW

         Except in certain limited circumstances the globally offered securities will be available only in book-entry form. Investors may hold the globally offered securities through any of DTC Clearstream or Euroclear. In both the European and U.S. domestic markets the globally offered securities will trade as home market instruments. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding globally offered securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

         Secondary market trading between investors holding globally offered securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and DTC Participants.

         Non-U.S. holders (as described below) of globally offered securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

                              INITIAL SETTLEMENT

         All globally offered securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the globally offered securities will be represented through financial institutions acting on their behalf as direct and Indirect Participants in DTC. As a result Clearstream and Euroclear will hold positions on behalf of their Participants through their respective depositaries which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their globally offered securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their globally offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period.

Globally offered securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

                           SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery it is important to establish at the time of the trade the location of both the purchaser's and seller's accounts to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

         Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

Trading between Clearstream and/or Euroclear Participants

         Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser

         When globally offered securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear as applicable will instruct its depositary to receive the globally offered securities against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC Participant's account against delivery of the globally offered securities. After settlement has been completed the globally offered securities will be credited to the applicable clearing system and by the clearing system in accordance with its usual procedures to the Clearstream Participant's or Euroclear Participant's account. The globally offered securities' credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the globally offered securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e. the trade fails) the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement either from cash on hand or existing lines of credit as they would for any settlement occurring within Clearstream or Euroclear. Under this approach they may take on credit exposure to Clearstream or Euroclear until the globally offered securities are credited to their accounts one day later.

         As an alternative if Clearstream or Euroclear has extended a line of credit to them Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure Clearstream Participants or Euroclear Participants purchasing globally offered securities would incur overdraft charges for one day assuming they cleared the overdraft when the globally offered securities were credited to their accounts. However interest on the globally offered securities would accrue from the value date. Therefore in many cases the investment income on the globally offered securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours DTC Participants can employ their usual procedures for sending globally offered securities to the respective depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear seller and DTC purchaser

         Due to time zone differences in their favor Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which globally offered securities are to be transferred by the respective clearing systems through their respective depositaries to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.

         In these cases Clearstream or Euroclear will instruct their respective depositaries as appropriate to deliver the securities to the DTC Participant's account against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day when settlement occurred in New
York).

         Should the Clearstream Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails) receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally day traders that use Clearstream or Euroclear and that purchase globally offered securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o borrowing the globally offered securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the globally offered securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.



          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of globally offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons generally unless each clearing system bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption of non-U.S. persons (Form  W-8BEN)

                  Beneficial owners of offered securities that are non-U.S. persons and that are individuals or entities treated as corporations for federal income tax purposes generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of such change. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

         Exemption for non-U.S. person with effectively connected income (Form W-8ECI)

                  A non-U.S. person including a non-U.S. corporation or bank with a U.S. branch for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN)

                  Non-U.S. persons that are beneficial owners of offered securities and that are individuals or entities treated as corporations for federal income tax purposes and are residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owner of offered securities or such owner's agent. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

         Exemption for U.S. persons (Form  W-9)

                  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered securities.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



Registration Fee....................................................$1,460,539
Printing Expenses...................................................$  504,000
Trustee Fees and Expenses...........................................$  387,000
Legal Fees and Expenses.............................................$  337,500
Accountants' Fees and Expenses......................................$  337,500
Rating Agencies' Fees...............................................$3,375,000
Miscellaneous.......................................................$  207,000
                                                                     ---------
      Total.........................................................$6,608,539

---------
     *All amounts except the SEC Registration Fee are estimates of expenses in connection with the issuance and distribution of ten Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $12,409,000,000.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 3.5 of the Operating Agreement of the Registrant provides that to the fullest extent permitted by the Michigan Limited Liability Company Act, the Registrant, to the extent of its assets legally available for such purpose, will indemnify and hold harmless each person who is or was a manager, officer, committee member, employee, member, or who serves or may have served at the Registrant's request as a member, director, manager, officer, or employee of any company or corporation that the Registrant owns directly or indirectly, and any member's respective shareholders, directors, officers, agents, affiliates and professional or other advisors (collectively, the "Indemnified Persons") from and against any and all loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the Registrant and its subsidiaries and affiliates, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person's negligence, misconduct in the performance of her or her duty, or willful breach of a material provision of the Operating Agreement which in any event causes actual material damage to the Registrant. The Registrant may pay in advance or reimburse reasonable expenses (including advancing the reasonable cost of defense) incurred by an Indemnified Person who is, or is threatened to be, named or made a defendant or a respondent in a proceeding concerning the business affairs of the Registrant. Reference is made to
Exhibit 3.2 to this Registration Statement for the complete texts of Section
3.5 of the Operating Agreement.


     DaimlerChrysler Corporation (parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Section B of Article VIII of the Certificate of Incorporation of DaimlerChrysler Corporation, the parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, DaimlerChrysler Corporation will indemnify the officers and directors of DaimlerChrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, DaimlerChrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of DaimlerChrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 by the Registrant may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and therefore may be unenforceable. If a claim for indemnification against such liabilities (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director, officer or controlling person in connection with the securities offered hereby and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

   1.1      Form of Underwriting Agreement for the Notes.

   1.2      Form of Underwriting Agreement for the Certificates.

   3.1 Copy of Articles of Organization of DaimlerChrysler Services North America LLC.**

   3.2 Copy of Operating Agreement of DaimlerChrysler Services North America LLC.**

   3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.4).

   4.1 Form of Indenture between the Trust and the Indenture Trustee (including Forms of Notes).

   4.2 Form of Master Indenture (for issuance of more than one series of Notes) between the Trust and the Indenture Trustee.

   4.3 Form of Series Indenture Supplement between the Trust and the Indenture Trustee (including forms of Notes).

   4.4 Form of Amended and Restated Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates).

   4.5 Form of Amended and Restated Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

   5.1 Opinion of Sidley Austin Brown & Wood LLP with respect to legality.

   5.2 Opinion of Richards, Layton & Finger, P.A. with respect to legality.

   8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to federal tax matters.

   23.1 Consent of Sidley Austin Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

   23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).

   24.1     Powers of Attorney.*

   25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.

   25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank, Trust Company Americas.

   25.3 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, National Association.

   99.1 Form of Sale and Servicing Agreement between the Registrant and the Trust.

   99.2     Form of Administration Agreement among the Trust, the
            Administrator and the Indenture Trustee.

   99.3     Form of Purchase Agreement between the Company and the Registrant.
-------------------------------------------------------------------------------
     * Included as part of the signature page in previous filing.
    ** Filed as an exhibit to Registration Statement No. 333-75942 and incorporated herein (with the same exhibit number) by reference.
------------------------------------------------------------------------------

ITEM 17.  UNDERTAKINGS

     (a)  As to Rule 415:

      The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in clauses (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

     (c) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 23rd day of March, 2005.

                                     DAIMLERCHRYSLER SERVICES NORTH AMERICA
                                       LLC,

                                     By:     /s/ Byron C. Babbish
                                        -------------------------
                                             Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer of DaimlerChrysler Services North America LLC



           *                       President                    March 24, 2005
------------------------------
     Klaus-Dieter Entenmann


Principal Financial Officer of DaimlerChrysler Services North America LLC:

           *                       Vice President and           March 24, 2005
------------------------------     Chief Financial Officer
     P. Knauss


Principal Accounting Officer of DaimlerChrysler Services North America LLC:


           *                       Vice President and           March 24, 2005
------------------------------     Controller
     Andree Ohmstedt

Board of Managers of DaimlerChrysler Services North America LLC:







           *                       Manager                      March 24, 2005
------------------------------
     P. Knauss



* by Byron C. Babbish, Attorney-in-fact
/s/  Byron C. Babbish
---------------------
          Byron C. Babbish
          Attorney-in-Fact
          March 23,2005

                                 EXHIBIT INDEX
EXHIBIT
   NO.                               DESCRIPTION OF EXHIBIT
-------                              ----------------------

   1.1      Form of Underwriting Agreement for the Notes.

   1.2      Form of Underwriting Agreement for the Certificates.

   3.1 Copy of Articles of Organization of DaimlerChrysler Services North America LLC.**

   3.2 Copy of Operating Agreement of DaimlerChrysler Services North America LLC.**

   3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.4).

   4.1 Form of Indenture between the Trust and the Indenture Trustee (including Forms of Notes).

   4.2 Form of Master Indenture (for issuance of more than one series of Notes) between the Trust and the Indenture Trustee.

   4.3 Form of Series Indenture Supplement between the Trust and the Indenture Trustee (including forms of Notes).

   4.4 Form of Amended and Restated Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates).

   4.5 Form of Amended and Restated Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

   5.1 Opinion of Sidley Austin Brown & Wood LLP with respect to legality.

   5.2 Opinion of Richards, Layton & Finger, P.A. with respect to legality.

   8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to federal tax matters.

   23.1 Consent of Sidley Austin Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

   23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).

   24.1     Powers of Attorney.*

   25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.

   25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

   25.3 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, National Association.

   99.1 Form of Sale and Servicing Agreement between the Registrant and the Trust.

   99.2     Form of Administration Agreement among the Trust, the
            Administrator and the Indenture Trustee.

   99.3     Form of Purchase Agreement between the Company and the Registrant.

------------------------------------------------------------------------------
     * Included as part of the signature page in previous filing.
    ** Filed as an exhibit to Registration Statement No. 333-75942 and incorporated herein (with the same exhibit number) by reference.
------------------------------------------------------------------------------

                                     II-6